Exhibit 10.1

Execution Version

JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, New York 10179	BARCLAYS 745 Seventh Avenue New York, NY 10019

CONFIDENTIAL

June 15, 2016

AMSURG CORP.

1A Burton Hills Boulevard

Nashville, Tennessee 37215

ENVISION HEALTHCARE

CORPORATION

6200 S. Syracuse Way

Suite 200

Greenwood Village, Colorado 80110

Project Meat

Commitment Letter

Ladies and Gentlemen:

You have advised us that Envision Healthcare Corporation, a Delaware corporation (“Emerald”), and AmSurg Corp., a Tennessee corporation (“Amethyst” and, together with Emerald, “you” or the “Companies” and each a “Company”), intend to merge (the “Merger”), directly or indirectly, with each other pursuant to the Merger Agreement (as defined in Exhibit A hereto). You have further advised each of JPMorgan Chase Bank, N.A. (“JPMCB”) and Barclays Bank PLC (“Barclays” and, collectively with JPMCB and any Additional Committing Lenders, the “Committed Lenders;” the Committed Lenders together with the Lead Arrangers (as defined below), collectively, the “Commitment Parties,” “we” or “us”) that, in connection with the foregoing, you intend to consummate the other Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description and in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “New Term Loan Term Sheet”), Exhibit C (the “New ABL Term Sheet”), Exhibit D (the “Incremental ABL Term Sheet”), Exhibit E (the “Incremental Term Loan Term Sheet”), Exhibit F (the “Backstop Term Sheet” and, together with the New Term

Loan Term Sheet, the New ABL Term Sheet, the Incremental ABL Term Sheet and the Incremental Term Loan Term Sheet, the “Term Sheets”) and the Summary of Additional Conditions attached hereto as Exhibit G (the “Summary of Additional Conditions”; together with this commitment letter, the Transaction Description and the Term Sheets, collectively, the “Commitment Letter”).

You have further advised each of the Committed Lenders that, in connection therewith, it is intended that the financing for the Transactions will include the senior secured credit facilities (the “Senior Secured Facilities”) described in the Term Sheets, including (a) either (i) if you have not made an Incremental Term Loan Facility Election or Backstop Election, up to the sum of $5.3 billion plus any Term Loan Flex Increase (as defined in the Fee Letter) under the senior secured first-lien term loan facility described in Exhibit B to the Commitment Letter (the “New Term Loan Facility”), or (ii) (A) if you have made an Incremental Term Loan Facility Election, up to the sum of the Incremental Commitment Amount (as defined in Exhibit A hereto) plus any Term Loan Flex Increase under the senior secured first-lien loan facility described in Exhibit E to the Commitment Letter (the “Incremental Term Loan Facility”) or (B) if you have made a Backstop Election up to the sum of the Incremental Commitment Amount plus any Term Loan Flex Increase under the senior secured first lien term loan facility described in Exhibit F to the Commitment Letter (the “Backstop Facility” and, together with the New Term Loan Facility and the Incremental Term Loan Facility, the “Term Loan Facilities”); provided that the amount of such Term Loan Facilities shall be reduced by the 2022 Reduction Amount (as defined in Exhibit A), if applicable, and (b) either (i) if you have not made an Incremental ABL Facility Election, a $1.0 billion senior secured asset-based revolving credit facility described in Exhibit C (the “New ABL Facility”) or (ii) if you have made an Incremental ABL Facility Election, a $450 million incremental senior secured asset-based revolving credit facility described in Exhibit D to the Commitment Letter (the “Incremental ABL Facility” and, together with the New ABL Facility, the “ABL Facilities”). The Term Loan Facilities and the ABL Facilities are each individually referred to herein as a “Facility” and collectively referred to herein as the “Facilities.”

In connection with the foregoing, each of JPMCB and Barclays is pleased to advise you of its commitment to provide 50% of the Term Loan Facilities (including, without limitation, any Term Loan Flex Increase) and 50% of the ABL Facilities, in each case, subject only to the conditions set forth in the Funding Conditions Provision (as defined below) in the Summary of Additional Conditions and, (u) solely with respect to the New Term Loan Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the New Term Loan Term Sheet (v) solely with respect to the New ABL Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the New ABL Term Sheet, (w) solely with respect to the Incremental ABL Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the Incremental ABL Term Sheet, (x) solely with respect to the Incremental Term Loan Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the Incremental Term Loan Term Sheet and (y) solely with respect to the Backstop Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the Backstop Term Sheet.

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It is agreed that:

(i) Each of JPMCB and Barclays will act as joint lead arranger and joint bookrunner (in such capacity, each a “Term Loan Lead Arranger” and, collectively with any other arrangers and bookrunners appointed pursuant to this Commitment Letter, the “Term Loan Lead Arrangers”) for (x) the Term Loan Facilities, (y) if an Incremental Facility Election or Backstop Election is made, for any other term loan facility (a “Best Efforts Term Loan Facility”) that is incurred for purposes of refinancing Emerald’s existing senior secured term loan with a final maturity in 2018 (the “Emerald 2018 Term Loan”) and (z) if applicable, the Existing Term Loan Credit Agreement Amendment, and

(ii) Each of JPMCB and Barclays will act as joint lead arranger and joint bookrunner (in such capacity, each a “Lead ABL Facilities Arranger” and, collectively with any other arrangers and bookrunners appointed pursuant to this Commitment Letter, the “Lead ABL Facilities Arrangers” and together with the Term Loan Lead Arrangers, the “Lead Arrangers”) for (x) the ABL Facilities and (y) if applicable, the Existing ABL Credit Agreement Amendment; provided that you agree that (x) JPMCB shall receive “top left” placement in any listing of the Lead Arrangers and shall have the rights customarily associated with such placement and Barclays shall receive placement to the immediate right of JPMCB in any listing of the Lead Arrangers, (y) JPMCB may perform its responsibilities hereunder as Lead Arranger through its affiliate, J.P. Morgan Securities LLC and (z) no Commitment Party or any affiliate thereof has any commitment under this Commitment Letter to provide any Best Efforts Term Loan Facility or to ensure the successful approval of the Existing Term Loan Credit Agreement Amendment or the Existing ABL Credit Agreement Amendment (it being understood that any such commitment would be evidenced in a separate written agreement among the Companies and such Commitment Party or its relevant affiliate).

You may, on or prior to the date that is 15 business days after the date of this Commitment Letter, appoint additional agents, co-agents, lead arrangers, managers, arrangers or up to three additional bookrunners (any such agent, co-agent, lead arranger, bookrunner, manager or arranger, an “Additional Committing Lender”) or confer other titles in respect of the Facilities in a manner and with economics determined by you in consultation with the Lead Arrangers (it being understood that, to the extent you appoint Additional Committing Lenders or confer other titles in respect of the Facilities, (x) each such Additional Committing Lender will assume a portion of the commitments of each of the Facilities on a pro rata basis (and the commitments of each Committed Lender as of the date hereof with respect to such portion will be reduced ratably) and (y) the economics allocated to the Committed Lenders as of the date hereof in respect of each of the Facilities will be reduced ratably by the amount of the economics allocated to such appointed entities upon the execution by such financial institution of customary joinder documentation and, thereafter, each such financial institution shall constitute a “Committed Lender” hereunder and under the Fee Letter); provided that (i) fees will be allocated to each such appointed entity on a pro rata basis in respect of the commitments it is assuming or on such other basis as you and the Lead Arrangers may agree, (ii) no Additional Committing Lender will be entitled to greater economics than JPMCB or

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Barclays and (iii) in no event shall JPMCB and Barclays be entitled to less than 40.0% and 40.0%, respectively, of the economics of the Facilities, respectively, as a result of the appointments of Additional Committing Lenders pursuant to this sentence. No compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter and other than in connection with any additional appointments referred to above) will be paid to any Lender in connection with the Facilities unless you and we so agree.

The Commitment Parties reserve the right, prior to or after the execution of definitive documentation for the Facilities (which we agree will be initially drafted jointly by each of the Companies’ respective counsel), to syndicate all or a portion of the Committed Lenders’ commitments hereunder and, if applicable, any other Best Efforts Term Loan Facility, to a group of financial institutions (together with the Committed Lenders, the “Lenders”) identified by the Lead Arrangers in consultation with you and reasonably acceptable to them and you with respect to the identity of such Lender (in each case such consent not to be unreasonably withheld), it being understood that we will not syndicate to (a) those persons identified by you in writing to the Commitment Parties prior to the date hereof or (b) any competitors of the Companies identified from time to time by you to the Commitment Parties in writing or to any affiliates of such competitors, to the extent reasonably identifiable on the basis of the name thereof, with respect to this clause (b), other than any affiliate that is a bona fide debt fund (such persons described in the foregoing clauses (a) and (b), collectively, the “Disqualified Institutions”); provided that, notwithstanding each Committed Lender’s right to syndicate the Facilities and receive commitments with respect thereto, it is agreed that any syndication, assignment, or receipt of commitments in respect of all or any portion of a Committed Lender’s commitments hereunder prior to the initial funding under the Facilities shall not be a condition to such Committed Lender’s commitments nor reduce such Committed Lender’s commitments hereunder with respect to any of the Facilities (provided, however, that, notwithstanding the foregoing, assignments of a Committed Lender’s commitments, which are effective simultaneously with the funding of such commitments by the assignee, shall be permitted) (the date of such initial funding under the Facilities, the “Closing Date”) and, unless you otherwise agree in writing, each Committed Lender shall retain exclusive control over all rights and obligations with respect to its commitments, including all rights with respect to consents, modifications, waivers and amendments, until the initial funding on the Closing Date has occurred. Without limiting your obligations to assist with syndication efforts as set forth below, it is understood that the Committed Lenders’ commitments hereunder are not subject to or conditioned on the syndication of the Facilities. The Commitment Parties intend to commence syndication efforts promptly upon the execution of this Commitment Letter and as part of their syndication efforts, it is their intent to have Lenders commit to the Facilities prior to the Closing Date (subject to the limitations set forth in the second preceding sentence). You agree to actively assist the Commitment Parties in completing a timely syndication that is reasonably satisfactory to them and you. Such assistance shall include, without limitation, until the earlier to occur of (i) the later of (x) the Closing Date and (y) a Successful Syndication (as defined in the Fee Letter) and (ii) 30 days after the Closing Date, (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit

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materially from your existing lending and investment banking relationships, (b) direct contact between senior management, representatives and advisors of Emerald and Amethyst, on the one hand, and the proposed Lenders, on the other hand, in all such cases at times mutually agreed upon, (c) your assistance in the preparation of a customary confidential information memorandum for the Facilities and other marketing materials to be used in connection with the syndications (the “Confidential Information Memorandum”) and your using commercially reasonable efforts to provide such Confidential Information Memorandum (other than the portions thereof customarily provided by financing arrangers to us no less than 20 consecutive calendar days prior to the Closing Date (provided that (x) if such period has not ended prior to August 20, 2016, such period shall not be deemed to have commenced until September 6, 2016, (y) if such period has not ended prior to December 24, 2016, such period shall not be deemed to have commenced until January 3, 2017 and (z) the days from November 24, 2016 to November 27, 2016 shall not be considered calendar days for purposes of such period), (d) prior to the launch of syndication, using your commercially reasonable efforts to procure or confirm a corporate credit rating and a corporate family rating (but in each case, no specific rating) in respect of the Borrower from Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), respectively, and ratings (but no specific ratings) for the Term Loan Facilities and, if applicable, any Best Efforts Term Loan Facility from each of S&P and Moody’s, (e) the hosting, with the Lead Arrangers, of one lender meeting with prospective Lenders at a time and place to be mutually agreed upon and (f) your ensuring that there shall be no competing issues of debt securities or commercial bank or other credit facilities of the Companies or any of their respective subsidiaries being offered, placed or arranged (other than those debt securities the proceeds of which are applied to reduce the commitments of the Commitment Parties in respect of the Term Loan Facilities, a Permitted Financing (as defined in the Fee Letter), replacements, extensions and renewals of existing indebtedness that matures prior to the date that is 60 days following the Expiration Date (as defined below), and any other indebtedness of the Companies and their subsidiaries permitted to be incurred pursuant to the Merger Agreement) if the offering, placement or arrangement of such debt securities or commercial bank or other credit facilities would have, in the reasonable judgment of the Lead Arrangers, a detrimental effect upon the primary syndication of the Facilities. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, but without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that neither the commencement nor completion of the syndication of the Facilities shall constitute a condition to the availability of the Facilities on the Closing Date or at any time thereafter.

The Lead Arrangers will, in consultation with you, manage all aspects of any syndication of the Facilities and, if applicable, any Best Efforts Term Loan Facility, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (which institutions shall be reasonably acceptable to you), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lead Arrangers in their syndication efforts, you agree promptly to prepare and provide to the Committed Lenders all customary information with respect to

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the Companies and their subsidiaries and the Transactions, including all financial information and projections (including financial estimates, budgets, forecasts and other forward-looking information, the “Projections”), as the Committed Lenders may reasonably request in connection with the structuring, arrangement and syndication of the Facilities and, if applicable, any Best Efforts Term Loan Facility. Each Company hereby represents and warrants that, (a) all written information and written data other than the Projections and information of a general economic or general industry nature (the “Information”) that has been or will be made available to the Commitment Parties by or on behalf of such Company or any of its representatives, taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements thereto) and (b) the Projections that have been or will be made available to the Commitment Parties by or on behalf of such Company or any of its representatives have been or will be prepared in good faith based upon assumptions that such Company believes to be reasonable at the time made and at the time the related Projections are made available to the Commitment Parties; it being understood that the Projections are as to future events and are not to be viewed as facts, and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. Each Company agrees that if, at any time prior to the Closing Date and, thereafter, if applicable, until the earlier to occur of (i) a Successful Syndication and (ii) 30 days after the Closing Date, such Company becomes aware that any of the representations in the preceding sentence would be incorrect (to such Company’s knowledge with respect to information relating to the other Company and its subsidiaries) in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then such Company will use commercially reasonable efforts to promptly supplement the Information and the Projections so that such representations will be correct (to such Company’s knowledge with respect to information relating to the other Company and its subsidiaries) in all material respects under those circumstances. In arranging and syndicating the Facilities and, if applicable, the Best Efforts Term Loan Facility, the Commitment Parties will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to the Commitment Parties in connection with the syndication of the Facilities shall be those required to be delivered pursuant to paragraphs 5 and 6 of the Summary of Additional Conditions.

You hereby acknowledge that (a) the Commitment Parties will make available Information and Projections to the proposed syndicate of Lenders by posting such Information and Projections on IntraLinks, SyndTrak Online or similar electronic means and (b) certain of the Lenders (each, a “Public Lender”) may wish to receive only information that (i) is publicly available or (ii) is not material with respect to the Companies, their affiliates or any of their or their affiliates’ respective securities for

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purposes of United States federal and state securities laws (collectively, the “Public Side Information”). If reasonably requested by the Lead Arrangers, you will use commercially reasonable efforts to assist us in preparing a customary additional version of the Confidential Information Memorandum to be used by Public Lenders. The information to be included in the additional version of the Confidential Information Memorandum will contain only Public Side Information. It is understood that in connection with your assistance described above, authorization letters, in form substantially similar to authorization letters previously delivered by Emerald, will be included in any Confidential Information Memorandum, which letters authorize the distribution of the Confidential Information Memorandum to prospective Lenders, containing a representation to the Lead Arrangers that the public-side version contains only Public Side Information (and, in each case, a “10b-5” representation to the Lead Arrangers substantially similar to the representations included in authorization letters previously delivered by Emerald and incorporating by reference relevant filings of the Companies made pursuant to the Securities and Exchange Act of 1934), which Confidential Information Memorandum shall exculpate you and your respective affiliates and us and our affiliates with respect to any liability related to the use of the Confidential Information Memorandum or any related marketing material by the recipients thereof. You agree to use commercially reasonable efforts to identify that portion of the Information that may be distributed to the Public Lenders as “PUBLIC,” which, at the minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. You agree that by your marking such materials “PUBLIC,” you shall be deemed to have authorized the Lead Arrangers (subject to the confidentiality and other provisions of this Commitment Letter) to treat such materials as information that is Public Side Information (it being understood that you shall not be under any obligation to mark any particular portion of the Information as “PUBLIC”). You agree that, subject to the confidentiality and other provisions of this Commitment Letter, the Lead Arrangers on your behalf may distribute the following documents to all prospective lenders in the form provided to you and to each of your respective counsel a reasonable time prior to their distribution, unless you or any of your respective counsel advise the Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distribution that such material should only be distributed to prospective lenders that are not Public Lenders (each, a “Private Lender”): (a) the Term Sheets and any term sheet relating to the Best Efforts Term Loan Facility; (b) drafts and final definitive documentation with respect to the Facilities and, if applicable, the Best Efforts Term Loan Facility; (c) administrative materials prepared by the Committed Lenders for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda); and (d) notification of changes in the terms of the Facilities and, if applicable, the Best Efforts Term Loan Facility. If you advise us that any of the foregoing items should be distributed only to Private Lenders, then none of the Lead Arrangers and the Committed Lenders will distribute such materials to Public Lenders without your consent.

As consideration for the commitments of the Committed Lenders hereunder and the agreement of the Commitment Parties to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheets and in the Fee Letter dated the date hereof and delivered herewith with respect to the Facilities and the Best Efforts Term Loan Facility (the “Fee Letter”). Once paid, such fees shall not be refundable under any circumstances.

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The commitments of the Committed Lenders hereunder and the agreement of the Commitment Parties to perform the services described herein are subject solely to the conditions set forth in the next sentence of this paragraph, in the Summary of Additional Conditions and (i) solely with respect to the New Term Loan Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the New Term Loan Term Sheet, (ii) solely with respect to the New ABL Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the New ABL Term Sheet, (iii) solely with respect to the Incremental ABL Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the Incremental ABL Term Sheet, (iv) solely with respect to the Incremental Term Loan Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the Incremental Term Loan Term Sheet and (v) solely with respect to the Backstop Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the Backstop Term Sheet. In addition, the commitments of the Committed Lenders hereunder are subject to the execution (as applicable) and delivery by the Borrower, the Guarantors and the officers and, in the case of legal opinions, legal advisors thereof, as the case may be, of definitive documentation, customary closing certificates (including evidences of authority, charter documents, and officers’ incumbency certificates), customary lien and judgments searches requested by Lead Arrangers at least 30 days prior to the Closing Date and customary legal opinions with respect to the Facilities (the “Facilities Documentation”), in each case consistent with this Commitment Letter and the Fee Letter; provided that, notwithstanding anything in this Commitment Letter, the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties the making of which shall be a condition to the availability of the Facilities on the Closing Date shall be (A) the Specified Representations (as defined below) and (B) the representations and warranties relating to Amethyst and its subsidiaries made by Amethyst in the Merger Agreement and the representations and warranties relating to Holdings and its subsidiaries made by Holdings in the Merger Agreement, which in each case, are material to the interests of the Lenders, but only to the extent that either Company has the right to terminate its obligations (or otherwise decline to consummate the Merger without liability) under the Merger Agreement as a result of a breach of such representations and warranties in such agreement (the “Merger Agreement Representations”), (ii) the terms of the Facilities Documentation shall be in a form such that (x) (1) solely with respect to the Term Loan Facilities, they do not impair availability of the applicable Term Loan Facility on the Closing Date if the conditions set forth in this paragraph, in the Summary of Additional Conditions and under the heading “Conditions Precedent to Initial Extensions of Credit” in the New Term Loan Term Sheet, the Incremental Term Loan Term Sheet or the Backstop Term Sheet, as applicable, are satisfied and (2) solely with respect to the ABL Facilities, they do not impair availability of the ABL Facilities on the Closing Date if the conditions set forth in this paragraph, in the Summary of Additional Conditions and under the heading “Conditions Precedent to Initial Extensions of Credit” in the New ABL Term Sheet or the Incremental ABL Term Sheet, as applicable, are satisfied and (y) they

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do not conflict with, violate or result in a breach or default under that certain Indenture, dated as of June 18, 2014, among Emerald, the subsidiary guarantors from time to time parties thereto and Wilmington Trust, National Association as trustee (as amended by the First Supplemental Indenture, dated as of June 18, 2014, the Second Supplemental Indenture, dated as of September 10, 2014, the Third Supplemental Indenture, dated as of May 4, 2015, the Fourth Supplemental Indenture, dated as of November 23, 2015, and the Fifth Supplemental Indenture, dated as of January 25, 2016, the “Existing Indenture”), the Existing Term Loan Credit Agreement, the Existing ABL Credit Agreement or the Amethyst 2022 Indenture and (iii) to the extent any Collateral (as defined in the Existing Term Loan Credit Agreement) or any security interest therein (other than (x) the pledge and perfection of security interests in the pledged certificated stock of U.S.-organized entities (including the delivery of such share certificates) to the extent included in the Collateral for the Facilities and (y) other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the delivery of such Collateral (and perfection of security interests therein) shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but shall be required to be delivered and perfected after the Closing Date (and in any event, in the case of the pledge and perfection of Collateral not otherwise required on the Closing Date, within 90 days after the Closing Date plus any extensions granted by (a) in the case of Term Loan Priority Collateral, the New Term Loan Administrative Agent, Incremental Term Loan Administrative Agent or Backstop Administrative Agent, as applicable, and (b) in the case of ABL Priority Collateral, the New ABL Administrative Agent or Incremental ABL Administrative Agent, as applicable, each in its sole discretion) pursuant to arrangements to be mutually agreed). For purposes hereof, “Specified Representations” means (i) the representations and warranties made by the Borrower in the Facilities Documentation relating to corporate or other organizational existence, power and authority related to entry into and performance of the Facilities Documentation, the execution, delivery and enforceability of the Facilities Documentation, the incurrence of the loans and the provision of guarantees contemplated herein not violating the constitutional documents of the Borrower and the Guarantors, no conflicts with the Existing Indenture, and, solely to the extent such agreements remain outstanding immediately after giving effect to the Transactions, the Existing ABL Credit Agreement, the Existing Term Loan Credit Agreement and the Amethyst 2022 Indenture, solvency of the Borrower and its subsidiaries on a consolidated basis on the Closing Date after giving effect to the Transactions (solvency to be defined in a manner consistent with Annex II to Exhibit G), creation, validity and perfection of security interests in the collateral to be perfected on the Closing Date (subject to the foregoing provisions of this paragraph relating to Collateral), U.S. Federal Reserve margin regulations, the PATRIOT Act, the U.S. Investment Company Act and the use of loan proceeds not violating OFAC or the FCPA, (ii) solely with respect to the Incremental Term Loan Facility, the representations and warranties under clause (i) above and, without duplication, any other representations and warranties required to be made upon the initial funding of the Incremental Term Loan Facility under the terms of the Existing Term Loan Credit Agreement and (iii) solely with respect to the Incremental ABL Facility, the representations and warranties under clause (i) above and, without duplication, any other

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representations and warranties required to be made upon the initial funding of the Incremental ABL Facility under the terms of the Existing ABL Credit Agreement. There shall be no conditions (implied or otherwise) to the commitments hereunder or to the effectiveness of, and the initial funding under, the Facilities on the Closing Date, including compliance with the terms of this Commitment Letter, the Fee Letter or the Facilities Documentation, other than those expressly stated in the second sentence of this paragraph, in the Summary of Additional Conditions and (u) solely with respect to the New Term Loan Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the New Term Loan Term Sheet, (v) solely with respect to the New ABL Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the New ABL Term Sheet, (w) solely with respect to the Incremental ABL Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the Incremental ABL Term Sheet, (x) solely with respect to the Incremental Term Loan Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the Incremental Term Loan Term Sheet and (y) solely with respect to the Backstop Facility, under the heading “Conditions Precedent to Initial Extensions of Credit” in the Backstop Term Sheet. Without limiting the conditions precedent provided herein to funding the consummation of the Merger with the proceeds of the Facilities, the Lead Arrangers will cooperate with you as reasonably requested in coordinating the timing and procedures for the funding of the Facilities in a manner consistent with the Merger Agreement. This paragraph is referred to as the “Funding Conditions Provision.”

You agree, jointly and severally (a) to indemnify and hold harmless the applicable New Term Loan Administrative Agent, Incremental Term Loan Administrative Agent, Backstop Administrative Agent, New ABL Administrative Agent and Incremental ABL Administrative Agent (together with the New Term Loan Administrative Agent, Incremental Term Loan Administrative Agent, Backstop Administrative Agent and New ABL Administrative Agent, the “Bank Administrative Agents”), as applicable, the Lead Arrangers, any co-collateral agent, each of the Commitment Parties and their respective affiliates and controlling persons and the respective officers, directors, employees, agents, members and successors of each of the foregoing, but excluding any of the foregoing in its capacity, if applicable, as financial advisor to Amethyst or Emerald or any of their direct or indirect equity holders or affiliates in connection with the Merger (each, a “Merger Advisor”); provided that such exclusion under this Commitment Letter with respect to such persons in such capacities shall not affect either Companies’ indemnification obligations under any other agreement entered into with any such persons (each, other than such excluded parties, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, of any kind or nature whatsoever to which such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Facilities, the Best Efforts Term Loan, the Existing Term Loan Credit Agreement Amendment, the Existing ABL Credit Agreement Amendment or any related transaction or any claim, litigation, investigation or proceeding, actual or threatened, relating to any of the foregoing (any of the foregoing, a “Proceeding”), regardless of whether such Indemnified Person is a party thereto and whether or not such Proceedings are brought by you, your equity holders, affiliates,

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creditors or any other person, and to reimburse such Indemnified Person upon demand for any reasonable and documented out-of-pocket legal expenses of one firm of counsel for all Indemnified Persons and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnified Persons (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs you of such conflict and thereafter, after receipt of your consent (which shall not be unreasonably withheld), retains its own counsel, of another firm of counsel for such affected Indemnified Person) and other reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses (i) to the extent they have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any Related Person of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) to the extent arising from a material breach of the obligations of such Indemnified Person or any Related Person of such Indemnified Person under this Commitment Letter or the Facilities Documentation, the Best Efforts Term Loan Facility, the Existing Term Loan Credit Agreement Amendment or the Existing ABL Credit Agreement Amendment (as determined by a court of competent jurisdiction in a final non-appealable decision) or (iii) arising out of, or in connection with, any Proceeding that does not involve an act or omission by either of the Companies or any of your respective affiliates and that is brought by an Indemnified Person against any other Indemnified Person other than any Proceeding against the relevant Indemnified Person in its capacity or in fulfilling its role as an agent, arranger or similar role under any of the Facilities, and (b) to reimburse the Committed Lenders from time to time, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including, but not limited to, expenses of the Committed Lenders’ due diligence investigation (and with respect to third party diligence expenses, to the extent any such expenses have been previously approved by you, such approval not to be unreasonably withheld); syndication expenses, travel expenses and reasonable fees, disbursements and other charges of a single counsel to the Commitment Parties identified in the Term Sheets and of a single local counsel to the Commitment Parties in each relevant jurisdiction, except allocated costs of in-house counsel), in each case incurred by the Commitment Parties in connection with the Facilities, the Best Efforts Term Loan Facility, the Existing Term Loan Credit Agreement Amendment, the Existing ABL Credit Agreement Amendment and the preparation of this Commitment Letter, the Fee Letter and the Facilities Documentation (collectively, the “Expenses”); provided that you shall not be required to reimburse any of the Expenses in the event the Closing Date does not occur. Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online), except to the extent such damages have resulted from the willful misconduct, bad faith, or gross negligence of such Indemnified Person or any Related Person of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) none of you or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with your or their activities

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related to the Facilities, the Best Efforts Term Loan Facility, the Existing Term Loan Credit Agreement Amendment, the Existing ABL Credit Agreement Amendment or this Commitment Letter; provided that nothing contained in this clause (ii) shall limit your indemnity or reimbursement obligations to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder. For purposes hereof, a “Related Person” of an Indemnified Person means, any of such Indemnified Person’s affiliates and controlling persons, or any of its or their respective officers, directors, employees, agents, members and successors (but excluding the Merger Advisors in their capacities as such).

Your indemnity and reimbursement obligations hereunder will be in addition to any liability which you may otherwise have and will be binding upon and inure to the benefit of any of your successors and assigns and the Indemnified Persons.

You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other persons in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither the Commitment Parties nor any of their affiliates will use confidential information obtained from or on behalf of you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by them of services for other persons, and neither the Commitment Parties nor any of their affiliates will furnish any such information to other persons, in each case, unless such use and disclosure is in compliance with the confidentiality provisions contained herein. You also acknowledge that neither the Commitment Parties nor any of their affiliates have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.

As you know, each Commitment Party, together with its affiliates, is a full service securities firm engaged, either directly or through its affiliates, in various activities, including securities trading, commodities trading, investment management, research, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Commitment Parties and their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you and other companies that may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. Each Commitment Party and its affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you or other companies that may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof.

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As you know, Barclays has been retained by Emerald (or one of its affiliates) as financial advisor (in such capacity, each an “Emerald Financial Advisor”) in connection with the Acquisition. Emerald agrees to such retention of the Emerald Financial Advisor, and further agrees to waive any claims by or on behalf of Emerald or its board of directors for conflicts of interest arising out of or in connection with, on the one hand, Barclays’ or its affiliates’ engagement as the Emerald Financial Advisor and, on the other hand, our and our affiliates’ relationships with you as described and referred to herein. The Commitment Parties and their respective affiliates may have economic interests that conflict with each of your economic interests. You agree that the Commitment Parties will act under this Commitment Letter as independent contractors and that nothing in this Commitment Letter or the Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Parties or any of their respective affiliates and you, your respective stockholders or your respective affiliates with respect to the transactions contemplated by this Commitment Letter and the Fee Letter. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties and their respective affiliates, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transactions, each Commitment Party and its applicable affiliates (as the case may be) is acting solely as a principal and not as an agent or a fiduciary of you or your respective management, stockholders, creditors or any other person, (iii) the Commitment Parties and their applicable affiliates (as the case may be) have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Commitment Parties or any of their respective affiliates have advised or are currently advising you on other matters), except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) you have consulted your own legal and financial advisors to the extent you deemed appropriate. You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. Please note that the Commitment Parties and their affiliates do not provide tax, accounting or legal advice. You hereby waive and release any claims that you may have against the Commitment Parties (in their capacity as such) and their applicable affiliates (as the case may be) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated by this Commitment Letter. It is understood that this paragraph shall not apply to or modify or otherwise affect any arrangement with any Merger Advisor, or any financial advisor separately retained by either Company or any of their respective affiliates in connection with the Merger, in its capacity as such.

This Commitment Letter and the commitments hereunder shall not be assignable by you without the prior written consent of the Commitment Parties, not to be unreasonably withheld (and any attempted assignment without such consent shall be null and void), are intended to be solely for the benefit of the parties hereto (and the Indemnified Persons), are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Persons) and are not intended to create a fiduciary relationship among the parties hereto. Any provision of

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this Commitment Letter that provides for, requires or otherwise contemplates any delivery, consent, approval, agreement, or determination by or consultation with you or any subsidiary of you, including without limitation, with respect to your enforcement rights under this Commitment Letter and the determination of whether the conditions precedent listed in Exhibit G have been satisfied (or either Company or any Borrower referred to in any Term Sheet) on or prior to the Closing Date, shall also be construed as providing for, requiring or otherwise contemplating delivery, consent, approval, agreement, or determination by or consultation with both Companies (unless both Companies, together, otherwise provide prior notice to the Commitment Parties in writing that the other Company may take such action on behalf of both Companies). Any and all obligations of, and services to be provided by, the Commitment Parties hereunder (including, without limitation, their commitments) may be performed and any and all rights of the Commitment Parties hereunder may be exercised by or through any of their affiliates or branches; provided that with respect to the commitments, any assignments thereof to an affiliate will not relieve a Committed Lender from any of its obligations hereunder, unless and until such affiliate shall have funded the portion of the commitment so assigned. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Committed Lenders and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter (i) are the only agreements that have been entered into among the parties hereto with respect to the Facilities, the Best Efforts Term Loan Facility, the Existing Term Loan Credit Agreement Amendment and the Existing ABL Credit Agreement Amendment and (ii) supersede all prior understandings, whether written or oral, among us with respect to the Facilities, the Best Efforts Term Loan Facility, the Existing Term Loan Credit Agreement Amendment and the Existing ABL Credit Agreement Amendment and set forth the entire understanding of the parties hereto with respect thereto.

Each of the parties hereto agrees that (i) this Commitment Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Facilities is subject to conditions precedent provided herein, subject to the Funding Conditions Provision and (ii) the Fee Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) of the parties thereto with respect to the subject matter set forth therein.

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THIS COMMITMENT LETTER AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT ANY DETERMINATIONS AS TO (I) WHETHER ANY REPRESENTATIONS AND WARRANTIES MADE BY OR ON BEHALF OF, OR WITH RESPECT TO, THE COMPANIES OR ANY OF THEIR RESPECTIVE AFFILIATES IN THE MERGER AGREEMENT HAVE BEEN BREACHED, (II) WHETHER YOU (AND ANY OF YOUR AFFILIATES THAT IS A PARTY TO THE MERGER AGREEMENT) CAN TERMINATE YOUR (AND THEIR) OBLIGATIONS UNDER THE MERGER AGREEMENT (OR OTHERWISE DECLINE TO CONSUMMATE THE MERGER WITHOUT LIABILITY), (III) WHETHER AN AMETHYST MATERIAL ADVERSE EFFECT OR A HOLDINGS MATERIAL ADVERSE EFFECT (IN EACH CASE, AS DEFINED IN THE MERGER AGREEMENT) HAS OCCURRED AND (IV) WHETHER THE MERGER HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, SHALL, IN EACH CASE BE GOVERNED BY, EXCEPT TO THE EXTENT THE MERGER MAY BE REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE, THE LAWS OF THE STATE OF DELAWARE.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter and the Fee Letter, or the transactions contemplated hereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, or the transactions contemplated hereby, in any such New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be

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conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees to commence any such action, suit, proceeding or claim either in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County, located in the Borough of Manhattan.

This Commitment Letter is delivered to you on the understanding that none of the Fee Letter and its terms or substance, or this Commitment Letter and its terms or substance, shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to your respective officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (b) if the Commitment Parties consent to such proposed disclosure (such consent not to be unreasonably withheld), (c) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or, to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case, you agree, to the extent practicable and not prohibited by law, to notify us of the proposed disclosure in advance of such disclosure and if you are unable to notify us in advance of such disclosure, such notice shall be delivered to us promptly thereafter to the extent permitted by law) or (d) to the extent necessary in connection with the exercise of any remedy or enforcement of any rights hereunder or to defend any claim hereunder; provided that (i) you may disclose this Commitment Letter and the contents hereof in any proxy or other public filing relating to the Merger and in the Confidential Information Memorandum, (ii) you may disclose this Commitment Letter, and the contents hereof, to potential Lenders (including any prospective Additional Committing Lender), and their respective officers, directors, employees, attorneys, accountants, advisors and other representatives on a confidential and need-to-know basis and to rating agencies in connection with obtaining or confirming ratings for the Borrower and the Facilities, (iii) you may disclose the fees contained in the Fee Letter as part of a generic disclosure of aggregate sources and uses related to fee amounts to the extent customary or required in marketing materials, any proxy or other public filing and in the Confidential Information Memorandum, (iv) you may disclose the Fee Letter and the contents thereof to any prospective Additional Committing Lender and their respective officers, directors, employees, attorneys, accountants, advisors and other representatives on a confidential and need-to-know basis, (v) you may disclose the Term Sheets and the contents thereof to the lenders and agents under the Existing Term Loan Credit Agreement and the Existing ABL Credit Agreement, potential lenders in a Permitted Financing and the investors and trustee under the Amethyst 2022 Indenture and (vi) you may disclose the Term Sheets and the contents thereof in connection with the 2022 Consent. The obligations under this paragraph with respect to this Commitment Letter shall terminate automatically after the Facilities Documentation for the Term Loan Facilities shall have been executed and delivered by the parties thereto. To the extent not earlier terminated, the provisions of this paragraph with respect to the Commitment Letter shall automatically terminate on the second anniversary hereof.

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You agree that you will permit us to review and approve (such approval not to be unreasonably withheld) any reference to us or any of our affiliates in connection with the Facilities or the transactions contemplated hereby contained in any press release or similar written public disclosure prior to public release.

The Commitment Parties and their affiliates will use all confidential information provided to them or such affiliates by or on behalf of you hereunder or in connection herewith solely for the purpose of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Commitment Party, to the extent not prohibited by applicable law, agrees (except with respect to any routine or ordinary course audit or examination conducted by bank examiners or any governmental bank regulatory authority exercising examination or regulatory authority) to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party, to the extent practicable and not prohibited by law, agrees (except with respect to any routine or ordinary course audit or examination conducted by bank examiners or any governmental bank regulatory authority exercising examination or regulatory authority) to inform you promptly thereof and if such Commitment Party is unable to notify you in advance of such disclosure, such notice shall be delivered to you promptly thereafter to the extent permitted by law), (c) to the extent that such information becomes publicly available other than by reason of disclosure by such Commitment Party or any of its Related Persons in breach of any confidentiality obligations owing to either Company or their respective subsidiaries (including those set forth in this paragraph), (d) to the extent that such information is received by such Commitment Party or any of its affiliates from a third party that is not, to such Commitment Party’s knowledge, in breach of any confidentiality obligations owing to you or any of your respective subsidiaries with respect to such information, (e) to the extent that such information was already in such Commitment Party’s or its affiliates’ possession or is independently developed by such Commitment Party or its affiliates, (f) to such Commitment Party’s affiliates and such Commitment Party’s and such affiliates’ respective trustees, officers, directors, employees, attorneys, accountants, service providers, advisors and other representatives who need to know such information in connection with the Transactions and are informed of the confidential nature of such information and who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph), (g) to potential or prospective Lenders, participants or assignees and any direct or indirect contractual counterparties to any swap or derivative transaction relating to the Borrower and its obligations under any Facility (in each case, other than a Disqualified Institution), including pursuant to customary protocol for syndications by such Commitment Party, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph), including pursuant to customary protocol for syndications by such Commitment Party, (h) subject to your prior approval of the information to be disclosed (such approval not to

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be unreasonably withheld, conditioned or delayed), to rating agencies in connection with obtaining or confirming ratings for the Borrower and the Term Loan Facilities, (i) to the extent necessary in connection with the exercise of any remedy or enforcement of any rights hereunder or under the Fee Letter or to defend any claim hereunder, (j) to any other party hereto or (k) to the extent you consent to such proposed disclosure. The Commitment Parties’ obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the definitive documentation relating to the applicable Facilities upon the initial funding thereunder, if and to the extent the Commitment Parties are party thereto, and shall in any event terminate upon the second anniversary of the date hereof.

The syndication, reimbursement and compensation provisions (if applicable in accordance with the terms hereof and the Fee Letter), indemnification, waiver of indirect, special, punitive or consequential damages, confidentiality (except to the extent set forth herein), jurisdiction, governing law, venue, absence of fiduciary relationship and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether Facilities Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Committed Lenders’ commitments hereunder; provided that your obligations under this Commitment Letter, other than those relating to the confidentiality of the Fee Letter, syndication of the Facilities and provision of information, shall automatically terminate and be superseded by the Facilities Documentation upon the initial funding thereunder and the payment of all amounts owing at such time hereunder and under the Fee Letter, and you shall be automatically released from all liability in connection therewith at such time.

We hereby notify you that, pursuant to the requirements of the U.S.A. PATRIOT Improvement and Reauthorization Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time, the “PATRIOT Act”), each of the Committed Lenders and each other Lender is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower and each Guarantor that will allow any of the Committed Lenders or such Lender to identify the Borrower and such Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Committed Lenders and each Lender.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to JPMCB, on behalf of the Committed Lenders, executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on June 16, 2016. The Committed Lenders’ commitments hereunder and the Commitment Parties’ agreements contained herein will expire at such time in the event that JPMCB has not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter and the commitments and undertakings of each of the Commitment Parties hereunder shall automatically terminate upon the first to occur of (i) the termination of

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the Merger Agreement, (ii) the twelve month anniversary of the date of this Commitment Letter (the “Expiration Date”) and (iii) the consummation of the Transactions with or without the funding of the Facilities. You shall have the right to terminate this Commitment Letter and the commitments of the Committed Lenders hereunder with respect to the Facilities (or to permanently terminate a portion thereof pro rata among the Committed Lenders under any given Facility) at any time upon written notice to the Committed Lenders from you, subject to your surviving obligations as set forth in the third to last paragraph of this Commitment Letter and in the Fee Letter.

[Remainder of this page intentionally left blank]

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The Commitment Parties are pleased to have been given the opportunity to assist you in connection with the financing for the Merger.

Very truly yours,

[signature pages follow]

JPMORGAN CHASE BANK, N.A.

By:	/s/ John A. Horst
Name: John A. Horst
Title: Executive Director

BARCLAYS BANK PLC

By:	/s/ John Skrobe
Name: John Skrobe
Title: Managing Director

[Signature Page to Project Meat Commitment Letter]

Accepted and agreed to as of
the date first above written:

ENVISION HEALTHCARE CORPORATION

By:	/s/ Randel G. Owen
Name: Randel G. Owen
Title: Chief Financial Officer

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Project Meat Commitment Letter]

EXHIBIT A

Project Meat

Transaction Description

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the Commitment Letter to which this Exhibit A is attached (the “Commitment Letter”) or in the other Exhibits to the Commitment Letter.

Envision Healthcare Corporation, a Delaware corporation (“Emerald”), and AmSurg Corp., a Tennessee corporation (“Amethyst” and, together with Emerald, “you” or the “Companies” and each a (“Company”), intend to merge (the “Merger”), directly or indirectly, with each other.

In connection with the foregoing, it is intended that:

(a) Pursuant to the Agreement and Plan of Merger (together with the disclosure schedules delivered in connection therewith, collectively, the “Merger Agreement”) among Envision Healthcare Holding, Inc. (“Holdings”), Amethyst and New Amethyst Corp., a Delaware corporation (“New Amethyst”), Amethyst will, directly or indirectly, merge with New Amethyst, with New Amethyst surviving the merger (the “Merger 1”). Immediately following Merger 1, Holdings shall merge with and into New Amethyst, with New Amethyst surviving such merger (“Merger 2” and together with Merger 1, the “Merger”). Pursuant to Merger 1, the equityholders of Amethyst shall have the right to receive equity interests in New Amethyst (the “Merger 1 Consideration”) in accordance with the terms of the Merger Agreement. Pursuant to Merger 2, the equityholders of Holdings shall have the right to receive equity interests in New Amethyst (the “Merger 2 Consideration” and, together with the Merger 1 Consideration, the “Merger Consideration”) in accordance with the terms of the Merger Agreement.

(b) The Borrower will (a) either obtain (i) if you have not made an Incremental Term Loan Facility Election or a Backstop Election, up to the sum of the Incremental Commitment Amount (as defined below) plus any Term Loan Flex Increase under the senior secured first-lien term loan facility described in Exhibit B to the Commitment Letter or (ii) (A) if you have made an Incremental Term Loan Facility Election, up to the sum of $5.3 billion plus any Term Loan Flex Increase under the senior secured first-lien loan facility described in Exhibit E to the Commitment Letter or (B) if you have made a Backstop Election up to the sum of the Incremental Commitment Amount plus any Term Loan Flex Increase under the senior secured first-lien term loan facility described in Exhibit F to the Commitment Letter and (b) obtain either (i) if you have not made an Incremental ABL Facility Election, a $1.0 billion senior secured asset-based revolving credit facility described in Exhibit C or (ii) if you have made an Incremental ABL Facility Election, a $450 million incremental senior secured asset-based revolving credit facility described in Exhibit D to the Commitment Letter, in each case, on the closing date of the Merger necessary to consummate the Merger and the Refinancing, and to pay fees, premiums and expenses incurred in connection with the Transactions (such fees, premiums and expenses, the “Transaction Costs,” and together with the Merger Consideration (as defined above) and the Refinancing, the “Merger Costs”).

(c) (i) Unless you have made an Incremental Term Loan Facility Election or a Backstop Election, the debt outstanding under the Existing Term Loan Credit Agreement will be repaid and (ii) unless you have made an Incremental ABL Facility Election, the debt outstanding under the Existing ABL Credit Agreement will be repaid (collectively, the “Emerald Refinancing”).

(d) (i) Unless the 2022 Consent has become effective, in respect of the Notes outstanding under that certain Indenture, dated as of July 16, 2014, among Amethyst, the guarantors party thereto and U.S. Bank National Association, as trustee (as amended by the First Supplemental Indenture, dated July 16, 2014, among Amethyst and U.S. Bank National Association, as trustee, the “Amethyst 2022 Indenture” and the notes issued thereunder, the “2022 Notes”), you will, to the extent required by the Amethyst 2022 Indenture (in the case of a “Change of Control Offer”), offer to repurchase the 2022 Notes pursuant to a tender offer and/or a “Change of Control Offer,” as contemplated by the Amethyst 2022 Indenture (which is consummated concurrently with the Closing Date), or such debt will otherwise be repaid, redeemed, defeased or discharged (or irrevocable notice for the repayment or redemption thereof will be given), (ii) all debt outstanding under that certain Indenture, dated as of November 20, 2012, among Amethyst, the guarantors party thereto and U.S. Bank National Association, as trustee, will be repurchased, repaid, redeemed, defeased or otherwise discharged and (iii) all debt outstanding under that certain credit agreement, dated as of July 16, 2014, among Amethyst, the lenders party thereto and Citibank, N.A., as administrative agent, will be repaid and all commitments thereunder will be terminated (collectively, the “Amethyst Refinancing” and, together with the Emerald Refinancing, the “Refinancing”).

To the extent you determine that it is in the best interest of the Companies to effectuate the financing of the Transactions by:

(i) amending the terms of the Existing Term Loan Credit Agreement to allow for the continuation of the Term Loans (under and as defined in the Existing Term Loan Credit Agreement (as defined in Exhibit B to the Commitment Letter), “Existing Term Loans”) thereunder after giving effect to the Transactions on the Closing Date (the “Existing Term Loan Credit Agreement Amendment”), you may elect at any time in writing by notice to the Term Loan Lead Arrangers (the “Existing Term Loan Credit Agreement Amendment Election”) for the Term Loan Lead Arrangers to use commercially reasonable efforts to seek the necessary consents in respect of the Existing Term Loan Credit Agreement Amendment. If the Existing Term Loan Credit Agreement Amendment becomes effective, to the extent you thereafter determine that it remains in the best interest of the Companies to effectuate the financing of the Transactions by incurring the Incremental Term Loans under the Existing Term Loan Credit Agreement, as amended by the Existing Term Loan Credit Agreement Amendment (the “Amended Term Loan Credit Agreement”), you may elect at any time permitted below in writing by notice to the Term Loan Lead Arrangers (the “Incremental Term Loan Facility Election”) to incur up to the sum of the Incremental Commitment Amount plus the Term Loan Flex Increase of term loans under the Incremental Term Facility;

(ii) amending the terms of the Existing ABL Credit Agreement (as defined in Exhibit C to the Commitment Letter) to allow for the continuation of the Commitments and Loans (in each case, under and as defined in the Existing ABL Facility, “Existing ABL Loans”) thereunder after giving effect to the Transactions on the Closing Date (the “Existing ABL Credit Agreement Amendment”), you may elect at any time in writing by notice to the ABL Lead Arrangers (the “Existing ABL Credit Agreement Amendment Election”) for the ABL Lead Arrangers to use commercially reasonable efforts to seek the necessary consents in respect of the Existing ABL Credit Agreement Amendment. If the Existing ABL Credit Agreement Amendment becomes effective, to the extent you thereafter determine that it remains in the best interest of the Companies to effectuate the financing of the Transactions by increasing the Incremental Revolving Commitments (as defined in the Existing ABL Credit Agreement) under the Existing ABL Facility, as amended by the Existing ABL Credit Agreement Amendment (the “Amended ABL Credit Agreement”), you may elect at any time permitted below in writing by notice to the ABL Lead Arrangers (the “Incremental ABL Facility Election”) to incur of up to the sum of $450 million of Incremental Revolving Commitments (as defined in the Existing ABL Credit Agreement) under the Incremental ABL Facility; and/or

(iii) obtaining a waiver under the Amethyst 2022 Indenture of any obligation of Amethyst to offer to purchase the 2022 Notes as a result of the Transactions (the “2022 Consent”), you may elect at any time permitted below in writing by notice to the managers of the consent solicitation, with a copy to the Lead Arrangers, for such managers (the “2022 Consent Election”) to use commercially reasonable efforts to seek the 2022 Consent.

Each of the Existing Term Loan Credit Agreement Amendment Election, Existing ABL Credit Agreement Amendment Election, the Incremental Term Loan Facility Election, the Incremental ABL Facility Election and the 2022 Consent Election may be made no later than the date that is 10 calendar days prior to the commencement of the primary syndication of the Senior Secured Facilities (provided, that the Lead Arrangers shall notify you at least 30 calendar days in advance of when they intend to commence primary syndication) and after such date such election may not be revoked without the consent of the Lead Arrangers; provided, that, in your sole discretion, you may elect in writing by notice to the Term Loan Lead Arrangers (the “Backstop Election”), on or prior to the date that is not less than 20 consecutive calendar days prior to the Closing Date (provided that (x) if such period has not ended prior to August 20, 2016, such period shall not be deemed to have commenced until September 6, 2016, (y) if such period has not ended prior to December 24, 2016, such period shall not be deemed to have commenced until January 3, 2017 and (z) the days from November 24, 2016 to November 27, 2016 shall not be considered calendar days for purposes of such period), to replace the Incremental Term Loan Facility with the Backstop Facility.

For the avoidance of doubt, (i) if you make an Incremental Term Loan Facility Election or a Backstop Election, each Committed Lender’s Term Loan Facility commitments shall be reduced by the amount of any indebtedness outstanding under the Existing Term Loan Credit Agreement at the time of such election (the amount of the remaining commitment, the “Incremental Commitment Amount”), (ii) if you make an Incremental ABL Facility Election, each Committed Lender’s ABL Facilities commitments shall be reduced by the amount of any commitments outstanding under the Existing ABL Credit Agreement at the time of such election, (iii) if the 2022

Consent becomes effective, each Committed Lender’s Term Loan Facility commitments shall be reduced by the difference of (a) $1.142 billion less (b) the amount paid or to be paid by you to the holders of the 2022 Notes in connection with obtaining the 2022 Consent (the “2022 Consent Reduction Amount”) and (iv) if the 2022 Consent does not become effective, each Committed Lender’s Term Loan Facility commitments shall be reduced by the difference of (a) $1.142 billion less (b) the aggregate principal amount (plus any accrued interest, fees, penalties and premiums paid in connection with such repurchase, redemption, defeasance or other discharge) of 2022 Notes that are repurchased, repaid, redeemed, defeased or otherwise discharged on or prior to the Closing Date (the “2022 Rollover Reduction Amount;” and, the 2022 Consent Reduction Amount or the 2022 Rollover Reduction Amount, as applicable, the “2022 Reduction Amount”).

The transactions described above and the payment of related fees, premiums and expenses are collectively referred to herein as the “Transactions.”

EXHIBIT B

Project Meat

$5.3 Billion New Term Loan Facility

Summary of Principal Terms and Conditions

All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this term sheet is attached, including the other Exhibits thereto or the Existing Term Loan Credit Agreement, as applicable.

Borrower:	Initially, Emerald and, following the Merger, New Amethyst as the survivor of the Merger (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Agents:	JPMCB will act as sole and exclusive administrative agent and collateral agent (in such capacity, the “New Term Loan Administrative Agent”) in respect of the New Term Loan Facility, a bank or banks to be agreed will act as syndication agent(s) for the New Term Loan Facility and a bank or banks to be agreed will act as documentation agent(s) for the New Term Loan Facility, in each case, for a syndicate of financial institutions reasonably acceptable to the New Term Loan Lead Arrangers and the Borrower (together with the Committed Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunner and Lead Arranger:	JPMCB and Barclays will each act as joint lead arranger for the New Term Loan Facility (each, a “New Term Loan Lead Arranger” and collectively with any other arrangers appointed pursuant to the fifth paragraph of the Commitment Letter, the “New Term Loan Lead Arrangers”) and will perform the duties customarily associated with such roles.

New Term Loan Facility:	A senior secured term loan facility in an aggregate principal amount of up to $5.3 billion plus, at the Borrower’s option pursuant to the terms of the Fee Letter, any Term Loan Flex Increase (the “New Term Loan Facility”; the loans thereunder, the “New Term Loans”).

Incremental Facilities:	As per the Existing Term Loan Credit Agreement, except as set forth below.

The New Term Loan Facility will permit the Borrower to add additional term loans under the New Term Loan Facility or one or more incremental term loan facilities to be included in the New Term Loan Facility (each, an “Incremental Term Facility”) and/or add additional revolving credit facility commitments or letter of credit facility commitments to be included in the New Term Loan Facility (each, an “Incremental Revolving Facility”) in an aggregate principal amount for all such increases and incremental facilities not to exceed the sum of (a) an amount if, after giving effect to the incurrence of such amount (but excluding the cash proceeds therefrom), the Consolidated First-Lien Net Leverage Ratio is equal to or less than 4.00:1.00 (and assuming all such amounts were secured on a first lien secured basis, whether or not so secured and calculated as if any Incremental Revolving Facility being initially provided on any date of determination were fully drawn on such date, but excluding amounts incurred in accordance with the following clause (b)) (the amount available under this clause (a), the “Ratio Incremental Facility”) and (b) $1.3 billion (the amount available under this clause (b), the “Cash Capped Incremental Facility”). The most favored nation provision shall be subject to a 12-month sunset.

In the case of the incurrence of any indebtedness or liens, or the making of any investments, restricted payments, asset sales or fundamental changes, or the designation of any restricted subsidiaries or unrestricted subsidiaries in connection with a Limited Condition Acquisition, at the Borrower’s option, any condition that there be no default, event of default or specified default and the calculation of relevant ratios and baskets shall be determined as of the date a definitive agreement for such Limited Condition Acquisition is entered into and calculated as if the acquisition and other pro forma events in connection therewith were consummated on such date; provided that if the Borrower has made such an election, in connection with the calculation of any ratio or basket with respect to the incurrence of any other debt or liens, or the making of any other restricted payments, asset sales, fundamental changes or the designation of a restricted subsidiary or unrestricted subsidiary on or following such date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including any incurrence of indebtedness and liens) have been consummated.

As used herein, “Limited Condition Acquisition” means any acquisition or investment by the Borrower or one or more of its restricted subsidiaries permitted pursuant to the New Term Loan Facility Documentation (as defined below) whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

Refinancing Facilities:	The New Term Loan Facility Documentation will permit the Borrower to refinance loans under the New Term Loan Facility, any Incremental Term Facility, any Refinancing Term Facility or any Extended Term Loans or commitments under any Incremental Revolving Facility, any Refinancing Revolving Facility from time to time, in whole or part, with one or more new term loan facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to as “Refinancing Facilities”), respectively, under the New Term Loan Facility Documentation with the consent of the Borrower and the institutions providing such Refinancing Term Facility or Refinancing Revolving Facility; provided that (i) any Refinancing Term Facility does not have an earlier maturity date or shorter weighted average life to maturity than the maturity date and weighted average life to maturity, respectively, of the New Term Loans being refinanced, (ii) any Refinancing Revolving Facility does not mature prior to the maturity date of the revolving commitments being replaced, (iii) the net cash proceeds of such Refinancing Facilities shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding loans (and, in the case of a revolving facility, pro rata commitment reductions) under the applicable tranche of the New Term Loan Facility or revolving commitments being so refinanced and (iv) such Refinancing Facilities are in an aggregate principal or committed, as applicable, amount no greater than the New Term Loans or revolving commitments being refinanced plus accrued interest, fees and premiums (if any) thereon and fees and expenses associated with such refinancing.

Purpose:	The proceeds of the New Term Loans will be used by the Borrower on the Closing Date, together with borrowings under the ABL Facilities, to finance Merger Costs.

Availability:	The New Term Loan Facility will be available in a single drawing on the Closing Date. Amounts borrowed under the New Term Loan Facility that are repaid or prepaid may not be reborrowed; provided that the New Term Loan Facility shall be reduced by any applicable 2022 Reduction Amount.

Interest Rates and Fees:	As set forth in Annex I hereto.

Default Rate:	As per the Existing Term Loan Credit Agreement.

Final Maturity and Amortization:	The New Term Loan Facility will mature on the date that is seven years after the Closing Date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount of the New Term Loan Facility, with the balance payable on the seventh anniversary of the Closing Date; provided that the New Term Loan Facility Documentation shall provide the right of individual Lenders to agree to extend the maturity of their New Term Loans upon the request of the Borrower and without the consent of any other Lender (as per the Existing Term Loan Credit Agreement).

Unrestricted Subsidiaries:	As per the Existing Term Loan Credit Agreement.

Guarantees:	As per the Existing Term Loan Credit Agreement.

Security:	As per the Existing Term Loan Credit Agreement, except the definition of “Excluded Assets” will be revised to include all motor vehicles and assets subject to certificates of title.

Mandatory Prepayments:	As per the Existing Term Loan Credit Agreement.

Voluntary Prepayments:	Subject to “Prepayment Premium” below, as per the Existing Term Loan Credit Agreement.

Prepayment Premium:

If the New Term Loans are repaid or any Lender is replaced in connection with any amendment to the New Term Loan Facility, in each case, in connection with a Repricing Transaction (as defined below) prior to the six-month anniversary of the Closing Date, a 1.00% premium prepayment on the amount so prepaid or replaced.

For purposes of the foregoing, a “Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the New Term Loans (including, without limitation, as may be effected through any amendment, waiver or modification of the New Term Loan Facility Documentation relating to the interest rate for, or weighted average yield of, such New Term Loans), (a) if the primary purpose of such prepayment, refinancing, substitution, replacement, amendment, waiver or modification is (as reasonably determined by the Borrower in good faith) to refinance the New Term Loans at a lower “effective yield” (taking into account, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted LIBOR, but including any Adjusted LIBOR floor or similar floor that is higher than the then applicable Adjusted LIBOR rate), (b) if the prepayment, refinancing, substitution, replacement, amendment, waiver or modification is effectuated by the incurrence by the Borrower or any subsidiary of new indebtedness, such new indebtedness is first lien secured bank financing (with the New Term Loan Facility being considered as such for the avoidance of doubt), and (c) if such prepayment, refinancing, substitution, replacement, amendment, waiver or modification results in first lien secured bank financing having an “effective yield” (as reasonably determined by the New Term Loan Administrative Agent in consultation with the Borrower, consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing (calculated based on assumed four-year average life and without present value discount), but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted LIBOR, but including any Adjusted LIBOR floor or similar floor that is higher than the then applicable Adjusted LIBOR rate) that is less than the “effective yield” (as reasonably determined by the New Term Loan Administrative Agent in consultation with the Borrower, on the same basis) of such New Term Loans prior to being so prepaid, refinanced, substituted or replaced or subject to such amendment, waiver or modification of the New Term Loan Facility.

Documentation:	The definitive documentation for the New Term Loan Facility, the definitive terms of which will be negotiated in good faith, will be consistent with this Term Sheet and, subject to the foregoing, consistent with and substantially similar to the Term Loan Credit Agreement, dated as of May 25, 2011, among Emerald, Deutsche Bank AG New York Branch, as administrative agent and collateral agent and the lenders party thereto (as amended by Amendment No. 1, dated as of February 7, 2013, Amendment No. 2, dated as of February 10, 2015, Amendment No. 3, dated as of October 28, 2015, Amendment No. 4, dated as of November 12, 2015 and Amendment No. 5, dated as of January 26, 2016, the “Existing Term Loan Credit Agreement”), taking account of and being modified fully as appropriate to reflect the terms set forth in the Commitment Letter and Fee Letter and the operational and strategic requirements of Emerald and Amethyst and their respective subsidiaries (including as to operational and strategic requirements of Emerald and Amethyst and their respective subsidiaries, in light of their size, industries, businesses, business practices and business plans) (it being understood that (i) basket sizes will be set taking into account the relative EBITDA and total assets of Emerald and Amethyst and their respective subsidiaries on a consolidated basis after giving pro forma effect to the Transactions and (ii) the New Term Loan Facility shall include Limited Condition Acquisition provisions as described above); with changes to reflect the operational and administrative changes reasonably requested by the New Term Loan Administrative Agent and customary EU bail-in provisions; and, in any event, will contain only those conditions to borrowing, prepayments, representations and warranties, covenants and events of default expressly set forth in this Term Sheet (such documentation, the “New Term Loan Facility Documentation”). Notwithstanding the foregoing, the only conditions to the availability of the New Term Loan Facility on the Closing Date shall be the applicable conditions set forth in the Funding Conditions Provision and in Exhibit G to the Commitment Letter and those set forth under the heading “Conditions Precedent to Initial Extensions of Credit” in this Term Sheet.

Representations and Warranties:	As per the Existing Term Loan Credit Agreement, it being understood that the failure of any representation or warranty (other than the Specified Representations and the Merger Agreement Representations) to be true and correct on the Closing Date will not constitute the failure of a condition precedent to the funding of or a default under the New Term Loan Facility.

Conditions Precedent to Initial Extensions of Credit:	The initial extensions of credit under the New Term Loan Facility will be subject solely to (a) the applicable conditions set forth in the Funding Conditions Provision and in Exhibit G to the Commitment Letter and (b) the condition that the Specified Representations and, to the extent required by the Funding Conditions Provision, the Merger Agreement Representations shall be true and correct in all material respects on and as of the Closing Date (although any Specified Representation or Merger Agreement Representations which expressly relates to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be).

Conditions Precedent to All Subsequent Extensions of Credit:	As per the Existing Term Loan Credit Agreement; subject to limitations relating to Limited Condition Acquisitions contemplated under the heading “Incremental Facilities” above.

Affirmative Covenants:	As per the Existing Term Loan Credit Agreement.

Negative Covenants:	As per the Existing Term Loan Credit Agreement.

Financial Covenant:	None.

Events of Default:	As per the Existing Term Loan Credit Agreement, except the definition of “Change of Control” shall be revised to remove the “Permitted Holders” exceptions.

Voting:	As per the Existing Term Loan Credit Agreement.

Cost and Yield Protection:	As per the Existing Term Loan Credit Agreement.

Assignments and Participations:	As per the Existing Term Loan Credit Agreement.

Successor Administrative Agent:	As per the Existing Term Loan Credit Agreement with an adjustment to allow for the New Term Loan Administrative Agent to appoint a successor in consultation with the Borrower and the Lenders 30 days after notice from the New Term Loan Administrative Agent if a successor has not been appointed during such period; provided that, any such successor appointed by the New Term Loan Administrative Agent must be a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $5,000,000,000.

Expenses and Indemnification:	If the Closing Date occurs, as per the Existing Term Loan Credit Agreement; provided that, for the avoidance of doubt, the reimbursement of the reasonable fees, disbursements and other charges of counsel in connection with the preparation, execution, delivery and syndication of the New Term Loan Facility shall be limited to fees, disbursements and charges of counsel identified herein and one local counsel in each applicable jurisdiction.

Governing Law and Forum:	New York.

Counsel to the New Term Loan Administrative Agent:	Cahill Gordon & Reindel LLP.

Annex I to

Exhibit B

Interest Rates:	The per annum interest rates under the New Term Loan Facility will be as follows:

At the option of the Borrower, initially, Adjusted LIBOR plus 3.0% or ABR plus 2.0%.

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed to by all relevant Lenders, 12 months or a shorter period) for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Base Rate), and interest shall be payable at the end of each interest period and, in any event, at least every 3 months.

ABR shall mean the “Alternate Base Rate” as defined in the Existing Term Loan Credit Agreement with modifications to reflect the New Administrative Agent’s Base Rate and to reflect changes to the calculation of the federal funds rate.

Adjusted LIBOR shall mean the “Adjusted LIBOR Rate” as defined in the Existing Term Loan Credit Agreement (it being understood and agreed, for the avoidance of doubt, that the “LIBOR Floor” shall be 0.75% per annum).

B-I-1

EXHIBIT C

Project Meat

$1.0 billion New ABL Facility

Summary of Principal Terms and Conditions

All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this term sheet is attached, including the other Exhibits thereto or the Existing ABL Credit Agreement, as applicable.

Borrower:	Initially, Emerald and, following the Merger, New Amethyst as the survivor of the Merger (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Agents:	Deutsche Bank AG, New York Branch or another Committed Lender to be appointed by the Companies with the consent of the New ABL Lead Arrangers (such consent not to be unreasonably withheld) (provided that neither Deutsche Bank AG, New York Branch nor any other Committed Lender will be permitted to act as New ABL Administrative Agent if such person does not hold a New ABL Commitment on the Closing Date in an amount at least equal to the New ABL Commitment of JPMCB) will act as sole and exclusive administrative agent and collateral agent (in such capacity, the “New ABL Administrative Agent”) in respect of the New ABL Facility (provided, that if JPMCB is not the New ABL Administrative Agent, JPMCB shall act as co-collateral agent under the New ABL Facility and the documentation shall contain customary provisions relating to the co-collateral agent’s rights to make determinations on certain matters with the New ABL Administrative Agent and customary protections for the co-collateral agent, in each case, reasonably acceptable to the Borrower), a bank or banks to be agreed will act as syndication agent(s) for the New ABL Facility and a bank or banks to be agreed will act as documentation agent(s) for the New ABL Facility, in each case for a syndicate of financial institutions reasonably acceptable to the New ABL Lead Arrangers and the Borrower (together with the Committed Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunner and Lead Arranger:	JPMCB and Barclays will each act as joint lead arranger for the New ABL Facility (each, a “New ABL Lead Arranger” and collectively with any other arrangers appointed pursuant to the fifth paragraph of the Commitment Letter, the “New ABL Lead Arrangers”) and will perform the duties customarily associated with such roles.

New ABL Facility:	A senior secured asset-based revolving credit facility in an aggregate principal amount of $1.0 billion (the “New ABL Facility”; the loans thereunder, the “New ABL Loans”; the commitments thereunder, the “New ABL Commitments”), of which an amount up to $300 million will be available in the form of Letters of Credit (as defined below). The obligations in respect of the New ABL Facility will be the joint and several obligation of each of the Borrower and the co-borrowers.

Swingline Facility:	As per the Existing ABL Credit Agreement.

Incremental Facilities:	As per the Existing ABL Credit Agreement, except the New ABL Facility will permit the Borrower to increase the amount of New ABL Commitments (any such increase, an “Increased ABL Revolving Commitment”), add one or more new revolving commitments (each, a “New ABL Revolving Commitment”) and/or add one or more term loan facilities (each, an “Incremental ABL Term Facility”; together with any Increased ABL Revolving Commitment and any New ABL Revolving Commitment, the “Incremental Facilities”) up to an amount such that the aggregate amount of New ABL Commitments and Incremental Facilities does not exceed $500 million.

Purpose; Availability:	The New ABL Loans may be incurred and Letters of Credit may be issued on or after the Closing Date and the proceeds thereof shall be utilized to pay amounts owing to effect the Transactions, including the payments of fees and expenses relating thereto, and for working capital, capital expenditures, general corporate purposes and any other purpose not prohibited by the New ABL Facility Documentation.

Borrowing Base:	As per the Existing ABL Credit Agreement.

Interest Rates and Fees:	As set forth in Annex I hereto.

Default Rate:	As per the Existing ABL Credit Agreement.

Letters of Credit:	As per the Existing ABL Credit Agreement, except $300 million in the aggregate under the New ABL Facility will be available to the Borrower and its restricted subsidiaries for the purpose of issuing letters of credit (the “Letters of Credit”). Letters of Credit will be issued by the New ABL Administrative Agent, JPMCB, Barclays and other Lenders reasonably acceptable to the Borrower and the New ABL Administrative Agent who agree to issue Letters of Credit (each, an “Issuing Lender”); provided that, if JPMCB is the New ABL Administrative Agent, JPMCB shall not be required to issue Letters of Credit in excess of $200 million and Barclays shall not be required to issue Letters of Credit in excess of $100 million; provided further, that if JPMCB is not the New ABL Administrative Agent, the New ABL Administrative Agent shall not be required to issue Letters of Credit in excess of $100 million, JPMCB shall not be required to issue Letters of Credit in excess of $100 million and Barclays shall not be required to issue Letters of Credit in excess of $100 million.

Final Maturity:	The New ABL Facility will mature, and the New ABL Commitments will terminate, on the date that is five years after the Closing Date; provided that the New ABL Facility Documentation shall provide the right of individual Lenders to agree to extend the maturity of their New ABL Commitments upon the request of the Borrower and without the consent of any other Lender (as per the Existing ABL Credit Agreement).

Unrestricted Subsidiaries:	As per the Existing ABL Credit Agreement.

Guarantees:	As per the Existing ABL Credit Agreement.

Security:	As per the Existing ABL Credit Agreement, except the definition of “Excluded Assets” will be revised to include all motor vehicles and assets subject to certificates of title.

Cash Dominion:	As per the Existing ABL Credit Agreement, except the Cash Dominion threshold shall be reduced to 10% and the Excess Availability Floor shall be increased to $100 million.

Mandatory Prepayments:	As per the Existing ABL Credit Agreement.

Voluntary Prepayments and Reductions in Commitments:	As per the Existing ABL Credit Agreement.

Documentation:	The definitive documentation for the New ABL Facility (the “New ABL Facility Documentation”), the definitive terms of which will be negotiated in good faith, will be consistent with this Term Sheet and, subject to the foregoing, consistent with and substantially similar to that certain Credit Agreement, dated as of May 25, 2011, among Emerald, certain of its subsidiaries, the lenders party thereto and Deutsche Bank AG New York Branch as administrative agent and collateral agent (as amended by Amendment No. 1 dated as of February 27, 2013, Amendment No. 2 dated as of February 6, 2015 and as may be further amended, waived, supplemented or otherwise modified from time to time, the “Existing ABL Credit Agreement”), taking account of and being modified fully as appropriate to reflect the terms set forth in the Commitment Letter and the Fee Letter and the operational and strategic requirements of Emerald and Amethyst and their respective subsidiaries (including as to operational and strategic requirements of Emerald and Amethyst and their respective subsidiaries, in light of their size, industries, businesses, business practices and business plans) (it being understood that basket sizes will be set taking into account the relative EBITDA and total assets of Emerald and Amethyst and their respective subsidiaries on a consolidated basis after giving pro forma effect to the Transactions), with changes to reflect the operational and administrative changes reasonably requested by the New ABL Administrative Agent and customary EU bail-in provisions; and, in any event, will contain only those conditions to borrowing, prepayments, representations and warranties, covenants and events of default expressly set forth in this Term Sheet. Notwithstanding the foregoing, the only conditions to the availability of the New ABL Facility on the Closing Date shall be the conditions set forth in the Funding Conditions Provision, in Exhibit G to the Commitment Letter and those set forth under the heading “Conditions Precedent to Initial Extensions of Credit” in this Term Sheet.

Representations and Warranties:	As per the Existing ABL Credit Agreement, it being understood that the failure of any representation or warranty (other than the Specified Representations and the Merger Agreement Representations) to be true and correct on the Closing Date will not constitute the failure of a condition precedent to the effectiveness of or a default under the New ABL Facility.

Conditions Precedent to Initial Extensions of Credit:

Any initial extension of credit under the New ABL Facility on the Closing Date will be subject solely to (a) the applicable conditions set forth in the Funding Conditions Provision and in Exhibit G to the Commitment Letter, (b) the condition that the Specified Representations and, to the extent required by the Funding Conditions Provision, the Merger Agreement Representations shall be true and correct in all material respects on and as of the Closing Date (although any Specified Representation or Merger Agreement Representations which expressly relates to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and (c) the receipt by the Lead ABL Facilities Arranger of:

(i) (1) delivery of a completed field examination and inventory appraisal of the Loan Parties with assets to be included in the Borrowing Base by a third party appraiser and a third party examiner (each reasonably acceptable to the New ABL Administrative Agent and the New ABL Lead Arrangers) and (2) reasonably satisfactory evidence that on the date of the initial extension of credit under the New ABL Facility, after giving effect thereto and to other transactions on such date, Excess Availability shall be no less than $250 million, and

(ii) a Borrowing Base certificate prepared as of the last day of the last month ended at least 25 business days prior to the initial extension of credit.

Conditions Precedent to All Subsequent Extensions of Credit:	As per the Existing ABL Credit Agreement.

Affirmative Covenants:	As per the Existing ABL Credit Agreement.

Negative Covenants:	As per the Existing ABL Credit Agreement.

Financial Covenant:	As per the Existing ABL Credit Agreement, except that the Availability threshold applicable to the springing covenant shall be reduced to 10% and the Excess Availability Floor shall be increased to $100 million.

Events of Default:	As per the Existing ABL Credit Agreement, except the definition of “Change of Control” shall be revised to remove the “Permitted Holders” exceptions.

Voting:	As per the Existing ABL Credit Agreement.

Cost and Yield Protection:	As per the Existing ABL Credit Agreement.

Assignments and Participations:	As per the Existing ABL Credit Agreement.

Successor Administrative Agent:	As per the Existing ABL Credit Agreement with an adjustment, if JPMCB is New ABL Administrative Agent, to allow for the New Administrative Agent to appoint a successor in consultation with the Borrower and the Lenders 30 days after notice from the New ABL Administrative Agent if a successor has not been appointed during such period; provided that, any such successor appointed by the New ABL Administrative Agent must be a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $5,000,000,000.

Expenses and Indemnification:	If the Closing Date occurs, as per the Existing ABL Credit Agreement; provided that, for the avoidance of doubt, the reimbursement of the reasonable fees, disbursements and other charges of counsel in connection with the preparation, execution, delivery and syndication of the New ABL Facility shall be limited to fees, disbursements and charges of counsel identified herein and of one local counsel in each applicable jurisdiction.

Governing Law and Forum:	New York.

Counsel to the New ABL Administrative Agent:	Cahill Gordon & Reindel LLP.

Annex I to

Exhibit C

Interest Rates:	The per annum interest rates under the New ABL Facility will be as follows:

Until the date that is 3 months after the Closing Date, at the option of the Borrower, initially, Adjusted LIBOR or ABR, in each case plus the interest margin applicable thereto at Level III set forth below. From and after the date that is 3 months after the Closing Date, the foregoing interest margins will be subject to a three level pricing grid based on average daily Excess Availability in a manner consistent with the Existing ABL Credit Agreement:

Level	Average Excess Availability	Adjusted LIBOR
I	≥ 66%	1.25%
II	< 66% - ≥ 33%	1.50%
III	< 33%	1.75%

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed to by all relevant Lenders, 12 months or a shorter period) for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Base Rate) and interest shall be payable at the end of each interest period and, in any event, at least every 3 months.

ABR shall mean the “Alternate Base Rate” as defined in the Existing ABL Credit Agreement with customary changes to reflect the Base Rate of the New ABL Administrative Agent and to reflect changes in the calculation of the federal funds rate.

Adjusted LIBOR shall mean the “Adjusted LIBOR Rate” as defined in the Existing ABL Credit Agreement (it being understood and agreed, for the avoidance of doubt, that the “LIBOR Floor” shall be 0.0% per annum).

Letter of Credit Fees:	As per the Existing ABL Credit Agreement.

Commitment Fees:	As per the Existing ABL Credit Agreement.

C-I-1

EXHIBIT D

Project Meat

$450 million Incremental ABL Facility

Summary of Principal Terms and Conditions

All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this term sheet is attached, including the other Exhibits thereto or the Existing ABL Credit Agreement, as applicable.

Borrower:	Initially, Emerald and, following the Merger, New Amethyst as the survivor of the Merger (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Agents:	Deutsche Bank AG, New York Branch or another Committed Lender to be appointed by the Companies with the consent of the New ABL Lead Arrangers (such consent not to be unreasonably withheld) (provided that neither Deutsche Bank AG, New York Branch nor any other Committed Lender will be permitted to act as Incremental ABL Administrative Agent if such person does not hold commitments under the Existing ABL Credit Agreement on the Closing Date in an amount at least equal to the commitment thereunder of JPMCB) will act as sole and exclusive administrative agent and collateral agent (in such capacity, the “Incremental ABL Administrative Agent”) in respect of the Incremental ABL Facility pursuant to that certain Credit Agreement, dated as of May 25, 2011, among Emerald, certain of its subsidiaries, the lenders party thereto and Deutsche Bank AG New York Branch as administrative agent and collateral agent (as amended by Amendment No. 1 dated as of February 27, 2013, Amendment No. 2 dated as of February 6, 2015 and as may be further amended, waived, supplemented or otherwise modified from time to time, the “Existing ABL Credit Agreement”) (provided, that if JPMCB is not the Incremental ABL Administrative Agent, JPMCB shall act as co-collateral agent under the Existing ABL Credit Agreement and the documentation shall contain customary provisions relating to the co-collateral agent’s rights to make determinations on certain matters with the Incremental ABL Administrative Agent and customary protections for the co-collateral agent, in each case, reasonably acceptable to the Borrower), a bank or banks to be agreed will act as syndication agent(s) and/or documentation agent(s) for the Incremental ABL Facility, in each case, for a syndicate of financial institutions reasonably acceptable to the Incremental ABL Lead Arrangers and the Borrower (together with the Committed Lenders, the “Incremental ABL Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunner and Lead Arranger:	JPMCB and Barclays will each act as joint lead arranger for the Incremental ABL Facility (each, an “Incremental ABL Lead Arranger” and collectively with any other arrangers appointed pursuant to the fifth paragraph of the Commitment Letter, the “Incremental ABL Lead Arrangers”) and will perform the duties customarily associated with such roles.

Incremental ABL Facility:	A senior secured asset-based revolving credit facility in an aggregate principal amount of $450 million (the “Incremental ABL Facility”; the loans thereunder, the “Incremental ABL Loans”; the commitments thereunder, the “Incremental ABL Commitments”), of which up to $150 million will be available in the form of Letters of Credit (as defined below) to be documented as an incremental facility under the Existing ABL Facility. The obligations in respect of the Incremental ABL Facility will be the joint and several obligation of each of the Borrower and the co-borrowers.

Swingline Facility:	As per the Existing ABL Credit Agreement.

Incremental Facilities:	As per the Existing ABL Credit Agreement.

Purpose; Availability:	The Incremental ABL Loans may be incurred and Letters of Credit may be issued on or after the Closing Date and the proceeds thereof shall be utilized to pay amounts owing to effect the Transactions, including the payments of fees and expenses relating thereto, and for working capital, capital expenditures, general corporate purposes and any other purpose not prohibited by the Incremental ABL Facility Documentation.

Borrowing Base:	As per the Existing ABL Credit Agreement.

Interest Rates and Fees:	As set forth in Annex I hereto.

Default Rate:	As per the Existing ABL Credit Agreement.

Letters of Credit:	As per the Existing ABL Credit Agreement; subject to increase by up to $150 million as contemplated under the heading “Incremental ABL Facility” above; provided that, if JPMCB is the Incremental ABL Administrative Agent, JPMCB shall not be required to issue Letters of Credit in excess of $200 million and Barclays shall not be required to issue Letters of Credit in excess of $100 million; provided further, that if JPMCB is not the Incremental ABL Administrative Agent, the Incremental ABL Administrative Agent shall not be required to issue Letters of Credit in excess of $100 million, JPMCB shall not be required to issue Letters of Credit in excess of $100 million and Barclays shall not be required to issue Letters of Credit in excess of $100 million.

Final Maturity:	The Incremental ABL Facility will mature, and the Incremental ABL Commitments will terminate, on the date that is five years after the Closing Date; provided that the Incremental ABL Facility Documentation shall provide the right of individual Incremental ABL Lenders to agree to extend the maturity of their Incremental ABL Commitments upon the request of the Borrower and without the consent of any other Incremental ABL Lender (as per the Existing ABL Credit Agreement).

Unrestricted Subsidiaries:	As per the Existing ABL Credit Agreement.

Guarantees:	As per the Existing ABL Credit Agreement.

Security:	As per the Existing ABL Credit Agreement, and ratably with the existing facilities under the Existing ABL Credit Agreement.

Cash Dominion:	As per the Existing ABL Credit Agreement.

Mandatory Prepayments:	As per the Existing ABL Credit Agreement.

Voluntary Prepayments and Reductions in Commitments:	As per the Existing ABL Credit Agreement.

Documentation:

The definitive documentation for the Incremental ABL Facility, the definitive terms of which will be negotiated in good faith, will be consistent with this Term Sheet taking account of and being modified fully as appropriate to reflect the terms set forth in the Commitment Letter and Fee Letter and, either (x) to the extent permitted by the terms and provisions of the Existing ABL Credit Agreement with the approval of the Lenders (as defined in the Existing ABL Credit Agreement) otherwise approving the Incremental ABL Facility and/or the Existing ABL Credit Agreement Amendment, customary EU bail-in provisions with respect to the Existing ABL Credit Agreement and Incremental ABL Facility or (y) customary EU bail-in provisions with respect to the Incremental ABL Facility; and, in any event, will contain only those conditions to borrowing, prepayments, representations and warranties, covenants and events of default expressly set forth in this Term Sheet (the “Incremental ABL Facility Documentation”).

Notwithstanding the foregoing, the only conditions to the availability of the Incremental ABL Facility on the Closing Date shall be the applicable conditions set forth in Section 2.6 of the Existing ABL Credit Agreement, the Funding Conditions Provision and in Exhibit G to the Commitment Letter and those set forth under the heading “Conditions Precedent to Initial Extensions of Credit” in this Term Sheet.

Representations and Warranties:	As per the Existing ABL Credit Agreement.

Conditions Precedent to Initial Extensions of Credit:	As per the Existing ABL Credit Agreement, and (i) (1) delivery of a completed field examination and inventory appraisal of the Loan Parties with assets to be included in the Borrowing Base by a third party appraiser and a third party examiner (each reasonably acceptable to the Incremental ABL Administrative Agent and the Incremental ABL Lead Arrangers) and (2) reasonably satisfactory evidence that on the date of the initial extension of credit under the Incremental ABL Facility, after giving effect thereto and to other transactions on such date, Excess Availability shall be no less than $250 million and

(ii) a Borrowing Base certificate prepared as of the last day of the last month ended at least 25 business days prior to the initial extension of credit.

Conditions Precedent to All Subsequent Extensions of Credit:	As per the Existing ABL Credit Agreement.

Affirmative Covenants:	As per the Existing ABL Credit Agreement.

Negative Covenants:	As per the Existing ABL Credit Agreement.

Financial Covenant:	As per the Existing ABL Credit Agreement.

Events of Default:	As per the Existing ABL Credit Agreement.

Voting:	As per the Existing ABL Credit Agreement.

Cost and Yield Protection:	As per the Existing ABL Credit Agreement.

Assignments and Participations:	As per the Existing ABL Credit Agreement.

Successor Administrative Agent:	As per the Existing ABL Credit Agreement with an adjustment, if JPM is the Incremental ABL Administrative Agent, to allow for the Incremental ABL Administrative Agent to appoint a successor in consultation with the Borrower and the Lenders 30 days after notice from the Incremental ABL Administrative Agent if a successor has not been appointed during such period; provided that, any such successor appointed by the Incremental ABL Administrative Agent must be a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $5,000,000,000.

Expenses and Indemnification:	If the Closing Date occurs, as per the Existing ABL Credit Agreement; provided that, for the avoidance of doubt, the reimbursement of the reasonable fees, disbursements and other charges of counsel in connection with the preparation, execution, delivery and syndication of the Incremental ABL Facility shall be limited to fees, disbursements and charges of counsel identified herein and of one local counsel in each applicable jurisdiction.

Governing Law and Forum:	As per the Existing ABL Credit Agreement.

Counsel to the Committed Lenders and the Incremental ABL Administrative Agent:	Cahill Gordon & Reindel LLP.

ANNEX I to

EXHIBIT D

Interest Rates:	The per annum interest rates under the Incremental ABL Facility will be as follows:

Until the date that is 3 months after the Closing Date, at the option of the Borrower, initially, Adjusted LIBOR or ABR, in each case plus the interest margin applicable thereto at Level III set forth below. From and after the date that is 3 months after the Closing Date, the foregoing interest margins will be subject to a three level pricing grid based on average daily Excess Availability in a manner consistent with the Existing ABL Credit Agreement:

Level	Average Excess Availability	Adjusted LIBOR
I	≥ 66%	1.25%
II	< 66% - ≥ 33%	1.50%
III	< 33%	1.75%

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed to by all relevant Lenders, 12 months or a shorter period) for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Base Rate) and interest shall be payable at the end of each interest period and, in any event, at least every 3 months.

ABR shall mean the “Alternate Base Rate” as defined in the Existing ABL Credit Agreement with customary changes to reflect the Base Rate of the Incremental ABL Administrative Agent and to reflect changes in the calculation of the federal funds rate.

Adjusted LIBOR shall mean the “Adjusted LIBOR Rate” as defined in the Existing ABL Credit Agreement (it being understood and agreed, for the avoidance of doubt, that the “LIBOR Floor” shall be 0.0% per annum).

Letter of Credit Fees:	As per the Existing ABL Credit Agreement.

Commitment Fees:	As per the Existing ABL Credit Agreement.

D-I-1

CONFIDENTIAL

EXHIBIT E

Project Meat

Incremental Term Loan Facility

Summary of Principal Terms and Conditions

All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this term sheet is attached, including the other Exhibits thereto or the Existing Term Loan Credit Agreement, as applicable.

Borrower:	Initially, Emerald and, following the Merger, New Amethyst as the survivor of the Merger (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Agents:	Deutsche Bank AG, New York Branch or, at the Companies’ option, JPMCB, will act as sole and exclusive administrative agent and collateral agent (in such capacity, the “Incremental Term Loan Administrative Agent”) in respect of the Incremental Term Loan Facility pursuant to the Term Loan Credit Agreement, dated as of May 25, 2011, among Emerald, Deutsche Bank AG New York Branch, as administrative agent and collateral agent and the lenders party thereto (as amended by Amendment No. 1, dated as of February 7, 2013, Amendment No. 2, dated as of February 10, 2015, Amendment No. 3, dated as of October 28, 2015, Amendment No. 4, dated as of November 12, 2015 and Amendment No. 5, dated as of January 26, 2016, the “Existing Term Loan Credit Agreement”), and a bank or banks to be agreed will act as syndication agent(s) and/or documentation agent(s) for the Incremental Term Loan Facility, in each case, for a syndicate of financial institutions reasonably acceptable to the Incremental Term Loan Lead Arrangers and the Borrower (together with the Committed Lenders, the “Incremental Term Loan Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunner and Lead Arranger:	JPMCB and Barclays will each act as joint lead arranger for the Incremental Term Loan Facility (each, an “Incremental Term Loan Lead Arranger” and collectively with any other arrangers appointed pursuant to the fifth paragraph of the Commitment Letter, the “Incremental Term Loan Lead Arrangers”) and will perform the duties customarily associated with such roles.

Incremental Term Loan Facility:	A senior secured term loan facility in an aggregate principal amount of up to the Incremental Commitment Amount plus, at the Borrower’s option pursuant to the terms of the Fee Letter, any Term Loan Flex Increase, to be documented as an incremental term loan facility under the Existing Term Loan Credit Agreement (the “Incremental Term Loan Facility”, the loans thereunder, the “Incremental Term Loans”).

Incremental Facilities:	As per the Existing Term Loan Credit Agreement; provided that the “most favored nation” provisions set forth in the provisos to Section 2.6(d)(iv) of the Existing Term Loan Credit Agreement shall be subject to a twelve month sunset when incorporated into the documentation governing the Incremental Term Loan Facility.

Purpose:	The proceeds of the Incremental Term Loans will be used by the Borrower on the Closing Date, together with borrowings under the ABL Facilities, to finance Merger Costs.

Availability:	The Incremental Term Loan Facility will be available in a single drawing on the Closing Date. Amounts borrowed under the Incremental Term Loan Facility that are repaid or prepaid may not be reborrowed; provided that the Incremental Term Loan Facility shall be reduced by any applicable 2022 Reduction Amount.

Interest Rates and Fees:	As set forth in Annex I hereto.

Default Rate:	As per the Existing Term Loan Credit Agreement.

Final Maturity and Amortization:	The Incremental Term Loan Facility will mature on the date that is seven years after the Closing Date (the “Incremental Maturity Date”) and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount of the Incremental Term Loan Facility, with the balance payable on the Incremental Maturity Date; provided that individual Incremental Lenders shall have the right to agree to extend the maturity of their Incremental Term Loans upon the request of the Borrower and without the consent of any other Lender (as per the Existing Term Loan Credit Agreement).

Unrestricted Subsidiaries:	As per the Existing Term Loan Credit Agreement.

Guarantees:	As per the Existing Term Loan Credit Agreement.

Security:	As per the Existing Term Loan Credit Agreement and ratably with the existing facilities under the Existing Term Loan Credit Agreement.

Mandatory Prepayments:	As per the Existing Term Loan Credit Agreement and ratably with the existing term loans under the Existing Term Loan Credit Agreement.

Voluntary Prepayments:	Subject to “Prepayment Premium” below, as per the Existing Term Loan Credit Agreement.

Prepayment Premium:

If the Incremental Term Loans are repaid or any Lender is replaced in connection with any amendment to the Incremental Term Loan Facility, in each case, in connection with a Repricing Transaction (as defined below) prior to the six-month anniversary of the Closing Date, a 1.00% premium prepayment on the amount so prepaid or replaced.

For purposes of the foregoing, a “Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the Incremental Term Loans (including, without limitation, as may be effected through any amendment, waiver or modification of the Incremental Term Loan Facility Documentation relating to the interest rate for, or weighted average yield of, such Incremental Term Loans), (a) if the primary purpose of such prepayment, refinancing, substitution, replacement, amendment, waiver or modification is (as reasonably determined by the Borrower in good faith) to refinance the Incremental Term Loans at a lower “effective yield” (taking into account, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted LIBOR, but including any Adjusted LIBOR floor or similar floor that is higher than the then applicable Adjusted LIBOR rate), (b) if the prepayment, refinancing, substitution, replacement, amendment, waiver or modification is effectuated by the incurrence by the Borrower or any subsidiary of new indebtedness, such new indebtedness is first lien secured bank financing (with the Incremental Term Loan Facility being considered as such for the avoidance of doubt), and (c) if such prepayment, refinancing, substitution, replacement, amendment, waiver or modification results in first lien secured bank financing having an “effective yield” (as reasonably determined by the Incremental Term Loan Administrative Agent in consultation with the Borrower, consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing (calculated based on assumed four-year average life and without present value discount), but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted LIBOR, but including any Adjusted LIBOR floor or similar floor that is higher than the then applicable Adjusted LIBOR rate) that is less than the “effective yield” (as reasonably determined by the Incremental Term Loan Administrative Agent in consultation with the Borrower, on the same basis) of such Incremental Term Loans prior to being so prepaid, refinanced, substituted or replaced or subject to such amendment, waiver or modification of the Incremental Term Loan Facility.

Documentation:

The definitive documentation for the Incremental Term Loan Facility, the definitive terms of which will be negotiated in good faith, will be consistent with this Term Sheet taking account of and being modified fully as appropriate to reflect the terms set forth in the Commitment Letter and Fee Letter and, either (x) to the extent permitted by the terms and provisions of the Existing Term Loan Credit Agreement with the approval of the Lenders (as defined in the Existing Term Loan Credit Agreement) otherwise approving the Incremental Term Loan Facility and/or the Existing Term Loan Credit Agreement Amendment, customary EU bail-in provisions with respect to the Existing Term Loan Credit Agreement and Term Loan Facility or (y) customary EU bail-in provisions with respect to the Incremental Term Loan Facility; and, in any event, will contain only those conditions to borrowing, prepayments, representations and warranties, covenants and events of default expressly set forth in this Term Sheet (such documentation, the “Incremental Term Loan Facility Documentation”).

Notwithstanding the foregoing, the only conditions to the availability of the Incremental Term Loan Facility on the Closing Date shall be the applicable conditions set forth in Section 2.6 of the Existing Term Loan Credit Agreement, the Funding Conditions Provision and in Exhibit G to the Commitment Letter and those set forth under the heading “Conditions Precedent to Initial Extensions of Credit” in this Term Sheet.

Representations and Warranties:	As per the Existing Term Loan Credit Agreement.

Conditions Precedent to Initial Extensions of Credit:	The initial extensions of credit under the Incremental Term Loan Facility will be subject solely to (a) the applicable conditions set forth in the Funding Conditions Provision and in Exhibit G to the Commitment Letter, (b) the condition that the Specified Representations and, to the extent required by the Funding Conditions Provision, the Merger Agreement Representations shall be true and correct in all material respects on and as of the Closing Date (although any Specified Representation or Merger Agreement Representations which expressly relates to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and (c) the conditions set forth in Section 2.6 of the Existing Term Loan Credit Agreement shall have been satisfied.

Affirmative Covenants:	As per the Existing Term Loan Credit Agreement.

Negative Covenants:	As per the Existing Term Loan Credit Agreement.

Financial Covenant:	None.

Events of Default:	As per the Existing Term Loan Credit Agreement.

Voting:	As per the Existing Term Loan Credit Agreement.

Cost and Yield Protection:	As per the Existing Term Loan Credit Agreement.

Assignments and Participations:	As per the Existing Term Loan Credit Agreement.

Successor Administrative Agent:	As per the Existing Term Loan Credit Agreement with an adjustment, if JPMCB is the Incremental Term Loan Administrative Agent, to allow the Incremental Term Loan Administrative Agent to appoint a successor Incremental Term Loan Administrative Agent in consultation with the Lenders and the Borrower if no successor has been appointed within 30 days after JPMCB provides a notice of resignation; provided that, any such successor appointed by the Incremental Term Loan Administrative Agent must be a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $5,000,000,000.

Expenses and Indemnification:	If the Closing Date occurs, as per the Existing Term Loan Credit Agreement; provided that, for the avoidance of doubt, the reimbursement of the reasonable fees, disbursements and other charges of counsel in connection with the preparation, execution, delivery and syndication of the Incremental Term Loan Facility shall be limited to fees, disbursements and charges of counsel identified herein and one local counsel in each applicable jurisdiction.

Governing Law and Forum:	As per the Existing Term Loan Credit Agreement.

Counsel to the Committed Lenders and to the Incremental Term Loan Administrative Agent:	Cahill Gordon & Reindel LLP.

ANNEX I to

EXHIBIT E

Interest Rates:	The per annum interest rates under the Incremental Term Loan Facility will be as follows:

At the option of the Borrower, Adjusted LIBOR plus 3.0% or ABR plus 2.0%.

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed to by all relevant Lenders, 12 months or a shorter period) for Adjusted LIBOR borrowings, as per the Existing Term Loan Credit Agreement.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Base Rate), and interest shall be payable at the end of each interest period and, in any event, at least every 3 months.

ABR shall mean the “Alternate Base Rate” as defined in the Existing Term Loan Credit Agreement with modifications to reflect the Incremental Term Loan Administrative Agent’s Base Rate and changes in the calculation of the federal funds rate.

Adjusted LIBOR shall mean the “Adjusted LIBOR Rate” as defined in the Existing Term Loan Credit Agreement (it being understood and agreed, for the avoidance of doubt, that the “LIBOR Floor” shall be 0.75% per annum).

E-I-1

EXHIBIT F

Project Meat

Backstop Facility

Summary of Principal Terms and Conditions

All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this term sheet is attached, including the other Exhibits thereto or the Existing Term Loan Credit Agreement, as applicable.

Borrower:	Initially, Emerald and, following the Merger, New Amethyst as the survivor of the Merger (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Agents:	JPMCB will act as sole and exclusive administrative agent and collateral agent (in such capacity, the “Backstop Administrative Agent”) in respect of the Backstop Facility, a bank or banks to be agreed will act as syndication agent(s) for the Backstop Facility and a bank or banks to be agreed will act as documentation agent(s) for the Backstop Facility, in each case for a syndicate of financial institutions reasonably acceptable to the Backstop Lead Arrangers and the Borrower (together with the Committed Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunner and Lead Arranger:	JPMCB and Barclays will each act as joint lead arranger for the Backstop Loan Facility (each, a “Backstop Lead Arranger” and collectively with any other arrangers appointed pursuant to the fifth paragraph of the Commitment Letter, the “Backstop Lead Arrangers”) and will perform the duties customarily associated with such roles.

Backstop Facility:	A senior secured term loan facility in an aggregate principal amount of up to the Incremental Commitment Amount plus, at the Borrower’s option pursuant to the terms of the Fee Letter, any Term Loan Flex Increase, as provided in the immediately succeeding paragraph (the “Backstop Facility”; the loans thereunder, the “Backstop Term Loans”).

Incremental Facilities:	As per the Existing Term Loan Credit Agreement, except the most favored nation provision shall be subject to a 12-month sunset.

Refinancing Facilities:	The Backstop Facility Documentation will permit the Borrower to refinance loans under the Backstop Facility, any Incremental Term Facility, any Refinancing Term Facility or any Extended Term Loans or commitments under any Incremental Revolving Facility, any Refinancing Revolving Facility from time to time, in whole or part, with one or more new term loan facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to as “Refinancing Facilities”), respectively, under the Backstop Facility Documentation with the consent of the Borrower and the institutions providing such Refinancing Term Facility or Refinancing Revolving Facility; provided that (i) any Refinancing Term Facility does not have an earlier maturity date or shorter weighted average life to maturity than the maturity date and weighted average life to maturity, respectively, of the Backstop Term Loans being refinanced, (ii) any Refinancing Revolving Facility does not mature prior to the maturity date of the revolving commitments being replaced, (iii) the net cash proceeds of such Refinancing Facilities shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding loans (and, in the case of a revolving facility, pro rata commitment reductions) under the applicable tranche of the Backstop Facility or revolving commitments being so refinanced and (iv) such Refinancing Facilities are in an aggregate principal or committed, as applicable, amount no greater than the Backstop Term Loans or revolving commitments being refinanced plus accrued interest, fees and premiums (if any) thereon and fees and expenses associated with such refinancing.

Purpose:	The proceeds of the Backstop Term Loans will be used by the Borrower on the Closing Date, together with borrowings under the ABL Facilities, to finance Merger Costs.

Availability:	The Backstop Facility will be available in a single drawing on the Closing Date. Amounts borrowed under the Backstop Facility that are repaid or prepaid may not be reborrowed; provided that the Backstop Facility shall be reduced by any applicable 2022 Reduction Amount.

Interest Rates and Fees:	As set forth in Annex I hereto.

Default Rate:	As per the Existing Term Loan Credit Agreement.

Final Maturity and Amortization:	The Backstop Facility will mature on the date that is seven years after the Closing Date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount of the Backstop Facility, with the balance payable on the seventh anniversary of the Closing Date; provided that the Backstop Facility Documentation shall provide the right of individual Lenders to agree to extend the maturity of their Backstop Term Loans upon the request of the Borrower and without the consent of any other Lender (as per the Existing Term Loan Credit Agreement).

Unrestricted Subsidiaries:	As per the Existing Term Loan Credit Agreement.

Guarantees:	As per the Existing Term Loan Credit Agreement.

Security:	As per the Existing Term Loan Credit Agreement and ratably with the existing facilities under the Existing Term Loan Credit Agreement.

Mandatory Prepayments:	As per the Existing Term Loan Credit Agreement and ratably with the term loans under the Existing Term Loan Credit Agreement.

Voluntary Prepayments:	Subject to “Prepayment Premium” below, as per the Existing Term Loan Credit Agreement.

Prepayment Premium:

If the Backstop Term Loans are repaid or any Lender is replaced in connection with any amendment to the Backstop Facility, in each case, in connection with a Repricing Transaction (as defined below) prior to the six-month anniversary of the Closing Date, a 1.00% premium prepayment on the amount so prepaid or replaced.

For purposes of the foregoing, a “Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the Backstop Term Loans (including, without limitation, as may be effected through any amendment, waiver or modification of the Backstop Facility Documentation relating to the interest rate for, or weighted average yield of, such Backstop Term Loans), (a) if the primary purpose of such prepayment, refinancing, substitution, replacement, amendment, waiver or modification is (as reasonably determined by the Borrower in good faith) to refinance the Backstop Term Loans at a lower “effective yield” (taking into account, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted LIBOR, but including any Adjusted LIBOR floor or similar floor that is higher than the then applicable Adjusted LIBOR rate), (b) if the prepayment, refinancing, substitution, replacement, amendment, waiver or modification is effectuated by the incurrence by the Borrower or any subsidiary of new indebtedness, such new indebtedness is first lien secured bank financing (with the Backstop Facility being considered as such for the avoidance of doubt), and (c) if such prepayment, refinancing, substitution, replacement, amendment, waiver or modification results in first lien secured bank financing having an “effective yield” (as reasonably determined by the Backstop Administrative Agent in consultation with the Borrower, consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing (calculated based on assumed four-year average life and without present value discount), but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted LIBOR, but including any Adjusted LIBOR floor or similar floor that is higher than the then applicable Adjusted LIBOR rate) that is less than the “effective yield” (as reasonably determined by the Backstop Administrative Agent in consultation with the Borrower, on the same basis) of such Backstop Term Loans prior to being so prepaid, refinanced, substituted or replaced or subject to such amendment, waiver or modification of the Backstop Facility.

Documentation:

The definitive documentation for the Backstop Facility, the definitive terms of which will be negotiated in good faith, will be consistent with this Backstop Term Sheet and, subject to the foregoing, consistent with and substantially similar to, with respect to covenants and defaults, the Existing Term Loan Credit Agreement, taking account of and being modified fully as appropriate to reflect the terms set forth in the Commitment Letter and Fee Letter; with changes to reflect the technical aspects of the Backstop Facility and operational and administrative changes reasonably requested by the Backstop Administrative Agent and customary EU bail-in provisions; and, in any event, will contain only those conditions to borrowing, prepayments, representations and warranties, covenants and events of default expressly set forth in this Backstop Term Sheet (such documentation, the “Backstop Facility Documentation”).

The definitive documentation for the Backstop Facility shall include an Additional Indebtedness Joinder to the ABL/Term Loan Intercreditor Agreement in the form of Exhibit B thereto.

Notwithstanding the foregoing, the only conditions to the availability of the Backstop Facility on the Closing Date shall be the applicable conditions set forth in the Funding Conditions Provision and in Exhibit G to the Commitment Letter and those set forth under the heading “Conditions Precedent to Initial Extensions of Credit” in this Term Sheet.

Representations and Warranties:	As per the Existing Term Loan Credit Agreement, it being understood that the failure of any representation or warranty (other than the Specified Representations and the Merger Agreement Representations) to be true and correct on the Closing Date will not constitute the failure of a condition precedent to the funding of or a default under the Backstop Facility.

Conditions Precedent to Initial Extensions of Credit:	The initial extensions of credit under the Backstop Facility will be subject solely to (a) the applicable conditions set forth in the Funding Conditions Provision and in Exhibit G to the Commitment Letter and (b) the condition that the Specified Representations and, to the extent required by the Funding Conditions Provision, the Merger Agreement Representations, shall be true and correct in all material respects on and as of the Closing Date (although any Specified Representation or Merger Agreement Representations which expressly relates to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be).

Conditions Precedent to All Subsequent Extensions of Credit:	As per the Existing Term Loan Credit Agreement.

Affirmative Covenants:	As per the Existing Term Loan Credit Agreement.

Negative Covenants:	As per the Existing Term Loan Credit Agreement.

Financial Covenant:	None.

Events of Default:	As per the Existing Term Loan Credit Agreement, except the definition of “Change of Control” shall be revised to remove the “Permitted Holders” exceptions.

Voting:	As per the Existing Term Loan Credit Agreement.

Cost and Yield Protection:	As per the Existing Term Loan Credit Agreement.

Assignments and Participations:	As per the Existing Term Loan Credit Agreement.

Successor Administrative Agent:	As per the Existing Term Loan Credit Agreement with an adjustment, if JPMCB is the Backstop Administrative Agent, to allow the Backstop Administrative Agent to appoint a successor Backstop Administrative Agent in consultation with the Lenders and the Borrower if no successor has been appointed within 30 days after JPMCB provides a notice of resignation; provided that, any such successor appointed by the Backstop Administrative Agent must be a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $5,000,000,000.

Expenses and Indemnification:	If the Closing Date occurs, as per the Existing Term Loan Credit Agreement; provided that, for the avoidance of doubt, the reimbursement of the reasonable fees, disbursements and other charges of counsel in connection with the preparation, execution, delivery and syndication of the Backstop Facility shall be limited to fees, disbursements and charges of counsel identified herein and of one local counsel in each applicable jurisdiction.

Governing Law and Forum:	New York.

Counsel to the Backstop Administrative Agent:	Cahill Gordon & Reindel LLP.

ANNEX I to

EXHIBIT F

Interest Rates:	The per annum interest rates under the Backstop Facility will be as follows:

At the option of the Borrower, initially, Adjusted LIBOR plus 3.0% or ABR plus 2.0%.

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if agreed to by all relevant Lenders, 12 months or a shorter period) for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Base Rate), and interest shall be payable at the end of each interest period and, in any event, at least every 3 months.

ABR shall mean the “Alternate Base Rate” as defined in the Existing Term Loan Credit Agreement with modifications to reflect the Base Rate of the Backstop Administrative Agent and changes to the calculation of the federal funds rate.

Adjusted LIBOR shall mean the “Adjusted LIBOR Rate” as defined in the Existing Term Loan Credit Agreement (it being understood and agreed, for the avoidance of doubt, that the “LIBOR Floor” shall be 0.75% per annum).

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EXHIBIT G

Project Meat

Summary of Additional Conditions

All capitalized terms used but not defined herein shall have the meaning given to them in the Commitment Letter to which this Summary of Additional Conditions is attached, including the other Exhibits thereto.

Except as otherwise set forth below, the initial borrowing each of the Facilities shall be subject to the satisfaction or waiver of the following additional conditions:

1. The Merger shall have been or, substantially concurrently with the initial borrowing under the Term Loan Facilities shall be, consummated in all material respects in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, express waivers or express consents thereunder that are materially adverse to the Lenders without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that any change in the Exchange Ratio (as defined in the Merger Agreement) shall not be deemed to be materially adverse to the Lenders.

2. The Refinancing shall have been, or substantially concurrently with the initial borrowing under the Term Loan Facilities shall be, consummated.

3. Since the date of the Merger Agreement, (i) no change, event, development, condition, occurrence or effect shall have occurred, arisen or become known that has had, or would reasonably be expected to have, individually or in the aggregate, an Amethyst Material Adverse Effect (as defined in the Merger Agreement on the date hereof) and (ii) no change, event, development, condition, occurrence or effect shall have occurred, arisen or become known that has had, or would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect (as defined in the Merger Agreement on the date hereof).

4. All fees and, to the extent invoiced at least 2 business days prior to the Closing Date, expenses related to the Transactions payable to the Commitment Parties or the Lenders shall have been paid to the extent due.

5. The Lead Arrangers shall have received (a) audited consolidated balance sheets and related statements of operations, comprehensive income (loss) and cash flows of Emerald for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, (b) unaudited consolidated balance sheets and related statements of operations, comprehensive income (loss) and cash flows of Emerald for any subsequent interim fiscal period of Emerald ended at least 45 days prior to the Closing Date and for the comparable period of the prior fiscal year, (c) the audited consolidated balance sheets and related the statements of earnings and cash flows of Amethyst for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date and (d) the unaudited consolidated balance sheets and related statements of earnings and cash flows of Amethyst for any subsequent interim fiscal period of Emerald ended at least 45 days prior to the Closing Date and for the comparable period of the prior fiscal year. The Lead Arrangers hereby acknowledge receipt of the financial statements (I) in the foregoing clause (a) for the fiscal years ended December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015, (II) in the foregoing clause (b) for the fiscal periods ended March 31, 2016, (III) in the foregoing clause (c) for the fiscal years ended December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015, and (IV) in the foregoing clause (d) for the fiscal periods ended March 31, 2016.

6. The Lead Arrangers shall have received an unaudited pro forma consolidated balance sheet and a related unaudited pro forma consolidated statement of operations of New Amethyst and its subsidiaries as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date (or, if the end of the most recently completed four-fiscal quarter period of Emerald is the end of a fiscal year of Emerald, ended at least 90 days prior to the Closing Date), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations), which shall be prepared in all material respects in compliance with Regulation S-X of the Securities Act of 1933, as amended.

7. The Lead Arrangers shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of New Amethyst substantially in the form of Annex I to Exhibit G attached hereto certifying the solvency, after giving effect to the Transactions, of New Amethyst and its subsidiaries on a consolidated basis.

8. The Lead Arrangers shall have received at least three business days prior to the Closing Date all documentation and information as is reasonably requested in writing by the Commitment Parties, at least 10 calendar days prior to the Closing Date, about the Borrower and the Guarantors mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

9. With respect to the Term Loan Facilities and the ABL Facilities, subject in all respects to the Funding Conditions Provision, (a) the Guarantees of the Term Loan Facilities and ABL Facilities shall have been executed by the Guarantors and be in full force and effect or substantially simultaneously with the initial borrowing under the Term Loan Facilities and ABL Facilities, shall be executed and become in full force and effect and (b) all documents and instruments required to perfect the applicable Bank Administrative Agent’s security interest, in the Collateral with respect to the Term Loan Facilities and ABL Facilities shall have been executed and delivered by the Borrower and the Guarantors or substantially simultaneously with the initial borrowings under the Term

Loan Facilities and ABL Facilities, shall be executed and delivered by the Borrower and the Guarantors and, if applicable, be in proper form for filing, and none of the Collateral shall be subject to any other pledges, security interest or mortgages, except for the liens permitted under the Facilities Documentation or to be released on or prior to the Closing Date.

10. With respect to the Term Loan Facilities and ABL Facilities, you shall have provided to the Lead Arrangers the financial information identified in paragraphs 5 and 6 of this Summary of Additional Conditions, in each case, not less than 20 consecutive calendar days prior to the Closing Date (such period the “Marketing Period”) (provided that (x) if such period has not ended prior to August 20, 2016, such period shall not be deemed to have commenced until September 6, 2016, (y) if such period has not ended prior to December 24, 2016, such period shall not be deemed to have commenced until January 3, 2017 and (z) the days from November 24, 2016 to November 27, 2016 shall not be considered calendar days for purposes of such period).

11. Solely with respect to the Incremental Term Loan Facility, the conditions set forth in Section 2.6 of the Existing Term Loan Credit Agreement shall have been satisfied.

12. Solely with respect to the Incremental ABL Facility, the conditions set forth in Section 2.6 of the Existing ABL Credit Agreement shall have been satisfied.

13. Solely with respect to a Backstop Facility, the Borrower shall have executed and delivered the Additional Indebtedness Designation and an acknowledgment with respect to the ABL/Term Loan Intercreditor Agreement and related joinder.

The information required by paragraph 10 above shall be referred to as the “Secured Facilities Required Information”. If at any time you shall in good faith believe that you has provided the Secured Facilities Required Information, you may deliver to the Lead Arrangers and their counsel a written notice (which may be delivered by email) to the effect (stating when you believe you completed such delivery), in which case the requirements in the foregoing paragraph 10 will be deemed to have been satisfied as of the date of the applicable notice, unless the Lead Arrangers in good faith reasonably believe that you have not completed the delivery of the Secured Facilities Required Information and, within two business days after the delivery of such notice by you, deliver a written notice to you to that effect (stating with reasonable specificity which Secured Facilities Required Information you have not delivered).

Annex I to Exhibit G

Form of Solvency Certificate

Date:             , 201[    ]

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, the Chief Financial Officer of             , a             (the “Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon (i) facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof) and (ii) such materials and information as I have deemed relevant to the determination of the matters set forth in this certificate, that:

1. This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section             of the Credit Agreement, dated as of             , 201[ ], among             (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2. For purposes of this certificate, the terms below shall have the following definitions:

(a) “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b) “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c) “Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

(d) “Identified Contingent Liabilities”

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The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as and to the extent identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

(e) “Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

For the period from the date hereof through the Maturity Date, the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

(f) “Do not have Unreasonably Small Capital”

For the period from the date hereof through the Maturity Date, the Borrower and its Subsidiaries taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.

3. For purposes of this certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a) I have reviewed the financial statements (including the pro forma financial statements) referred to in Section [        ] of the Credit Agreement.

(b) I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

(c) As chief financial officer of the Borrower, I am familiar with the financial condition of the Borrower and its Subsidiaries.

4. Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that after giving effect to the consummation of the Transactions, it is my opinion that: (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

* * *

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IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by its Chief Financial Officer as of the date first written above.

[Borrower]

By:
Name:
Title:	Chief Financial Officer

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